                                                                     EXHIBIT 2.1


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                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                             THE SCHWAN FOOD COMPANY

                               FLOWERS FOODS, INC.

                                       AND

                           MRS. SMITH'S BAKERIES, LLC


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                                JANUARY 29, 2003
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

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE 1:            DEFINITIONS................................................................................1

ARTICLE 2:            PURCHASE AND SALE OF ASSETS...............................................................11

         2.1      Assets to be Transferred......................................................................11

         2.2      Retained Assets...............................................................................12

ARTICLE 3:            LIABILITIES...............................................................................12

         3.1      Assumed Liabilities...........................................................................12

ARTICLE 4:            PURCHASE PRICE............................................................................13

         4.1      Purchase Price................................................................................13

         4.2      Purchase Price Adjustment.....................................................................14

         4.3      Non-qualified Inventory Payment...............................................................15

         4.4      Sysco Market Access Fee.......................................................................15

ARTICLE 5:            CLOSING AND DELIVERIES....................................................................15

         5.1      Closing.......................................................................................15

         5.2      Deliveries by the Parent......................................................................16

         5.3      Deliveries by the Purchaser...................................................................17

         5.4      Post-Closing Delivery.........................................................................18

ARTICLE 6:            REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE SELLER...............................18

         6.1      Organization and Standing.....................................................................18

         6.2      Authority; Conflicts; Compliance with Laws....................................................19

         6.3      Regulatory Filings; No Violations.............................................................19

         6.4      Inventories...................................................................................20

         6.5      No Actions Against Seller.....................................................................20

         6.6      Taxes.........................................................................................20

         6.7      Property......................................................................................20

         6.8      Governmental Permits..........................................................................22

         6.9      Intellectual Property.........................................................................22

         6.10     Litigation....................................................................................24

         6.11     Contracts.....................................................................................24

         6.12     Employee Benefits; ERISA......................................................................26

         6.13     Compliance with Laws..........................................................................26


                                        i
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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
         6.14     Insurance.....................................................................................27

         6.15     No Finders or Brokers.........................................................................27

         6.16     Absence of Changes............................................................................27

         6.17     Labor Matters.................................................................................28

         6.18     Environmental Matters.........................................................................29

         6.19     Customers.....................................................................................30

         6.20     Suppliers.....................................................................................30

         6.21     Sales Brokers.................................................................................31

         6.22     Interests of Related Persons..................................................................31

         6.23     Financial Information.........................................................................31

         6.24     Availability of Documents.....................................................................32

         6.25     Certain Information...........................................................................32

         6.26     Product Standards.............................................................................32

ARTICLE 7:            REPRESENTATIONS AND WARRANTIES OF PURCHASER...............................................33

         7.1      Organization of the Purchaser.................................................................33

         7.2      Authority; Conflicts; Compliance with Laws....................................................33

         7.3      No Proceeding.................................................................................34

         7.4      No Finders or Brokers.........................................................................34

         7.5      Financial Ability.............................................................................34

ARTICLE 8:            PRE-CLOSING COVENANTS OF THE PARTIES......................................................34

         8.1      Access to Information.........................................................................34

         8.2      Publicity.....................................................................................35

         8.3      Certain Notifications.........................................................................35

         8.4      Required Approvals............................................................................35

         8.5      HSR Act.......................................................................................36

         8.6      Operations Prior to the Closing Date..........................................................37

         8.7      Certain Tax Matters...........................................................................38

         8.8      Employees.....................................................................................38

         8.9      Title Insurance and Surveys...................................................................39

         8.10     Trademark and Other Matters...................................................................40

ARTICLE 9:            POST-CLOSING COVENANTS OF THE PARTIES.....................................................40

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
         9.1      Post-Closing Consents.........................................................................40

         9.2      Removal of Equipment..........................................................................40

         9.3      Books and Records.............................................................................41

         9.4      Further Assurances............................................................................41

         9.5      Post-Closing Payments and Returns.............................................................42

         9.6      Performance of Obligations....................................................................42

         9.7      Certain Real Estate Matters...................................................................43

ARTICLE 10:           CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER TO CLOSE.................................43

         10.1     Conditions to Obligations of the Purchaser to Close...........................................43

         10.2     Conditions to Obligations of the Parent and the Seller to Close...............................44

         10.3     Conditions to Obligations of the Parties to Close.............................................44

ARTICLE 11:           TERMINATION...............................................................................44

         11.1     Method of Termination.........................................................................44

         11.2     Effect of Termination.........................................................................45

ARTICLE 12:           INDEMNIFICATION...........................................................................45

         12.1     Survival......................................................................................45

         12.2     General Indemnification Obligation............................................................45

         12.3     Notice and Opportunity to Defend..............................................................46

         12.4     Survivability; Limitations....................................................................47

         12.5     Exclusive Remedy..............................................................................48

         12.6     Exclusion of Certain Damages..................................................................48

ARTICLE 13:           GENERAL PROVISIONS........................................................................49

         13.1     Confidential Nature of Information............................................................49

         13.2     Notices.......................................................................................49

         13.3     Successors and Assigns........................................................................50

         13.4     Entire Agreement; Amendments..................................................................50

         13.5     Interpretation................................................................................50

         13.6     Waivers.......................................................................................52

         13.7     Expenses......................................................................................52

         13.8     Partial Invalidity............................................................................52
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                                       iii
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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
         13.9     Execution in Counterparts.....................................................................52

         13.10    Further Assurances............................................................................52

         13.11    Governing Law.................................................................................52

         13.12    Specific Performance..........................................................................52

         13.13    Jurisdiction..................................................................................53

         13.14    Waiver of Jury Trial..........................................................................53

         13.15    Time of Essence...............................................................................53

                                TABLE OF EXHIBITS

Exhibit A         Form of Noncompetition Agreement

Exhibit B         Form of Liabilities Undertaking

Exhibit C         Form of Brands Trademark Assignment Agreement

Exhibit D         Form of Seller Trademark Assignment Agreement

Exhibit E         [Intentionally Omitted]

Exhibit F         Form of Suwanee Lease Agreement

Exhibit G         Form of Suwanee Limited Warranty Deed

Exhibit H         Form of Foil Sublease

Exhibit I         Co-Packing/Supply Agreement (Spartanburg Doughnut)

Exhibit J         Co-Packing/Supply Agreement (London Pie and Crossville Flip-It Cake)

                               TABLE OF SCHEDULES

Schedule 1A                Maximum Inventory Value and Maximum Qualified Inventory by Fiscal Period

Schedule 1B                Suwanee Bread Personal Property

Schedule 1C                Promotional SKUs

Schedule 2.1(b)            Excluded Contracts

Schedule 2.2               Retained Assets

Schedule 3.1               Excluded Accounts Payable

Schedule 6.1               Organization and Standing

Schedule 6.2               Authority; Conflicts; Compliance with Laws

Schedule 6.3               Regulatory Filings; No Violations

Schedule 6.6               Taxes

Schedule 6.7(a)            Real Property

Schedule 6.7(b)            Capital Leases

Schedule 6.7(c)            Listed Equipment Leases

Schedule 6.7(d)            Existing Title Encumbrances

Schedule 6.7(h)            Condition of Machinery and Equipment and Other Tangible Assets

Schedule 6.7(i)            Fixed Asset Listing

Schedule 6.8               Governmental Permits

Schedule 6.9               Intellectual Property

Schedule 6.10              Litigation

Schedule 6.11(a)           Contracts

Schedule 6.11(b)           Defaults; Invalidity

Schedule 6.12(a)           Compensation and Benefit Plans

Schedule 6.13              Compliance with Laws

Schedule 6.14              Insurance Policies

                               TABLE OF SCHEDULES
                                   (CONTINUED)

Schedule 6.15              Finders or Brokers

Schedule 6.16              Absence of Changes

Schedule 6.17(a)           Employees

Schedule 6.17(b)           Labor Matters

Schedule 6.18              Environmental Matters

Schedule 6.19              Customers

Schedule 6.20              Suppliers

Schedule 6.21              Sales Brokers

Schedule 6.22              Interests of Related Persons

Schedule 6.23              Financial Statements

Schedule 6.23(a)(i)-(iii)  Balance Sheets

Schedule 6.23(b)(i)-(iii)  Income Statements

Schedule 6.23(d)           Prepaid Expenses and Deposits as of December 28, 2002

Schedule 6.25              Units and Sales by SKU; Case Information; Standard Cost by SKU

Schedule 6.26              List of Product Recalls

Schedule 7.4               Finders or Brokers

Schedule 8.6               Operations Prior to Closing Date

Schedule 8.8(a)            Permitted Exceptions to Employment Offers

Schedule 8.8(c)            Administrative Employees

Schedule 8.8(g)            Employees Eligible for Employment by Parent

Schedule 9.2(b)            London Pie Line

Schedule 9.2(c)            Crossville Flip-It Cake Equipment

Schedule 9.7               Pre-Closing Real Estate Matters

Schedule 10.1(d)           Consents Required for Closing

Schedule 10.1(g)           Post-Closing Real Estate Matters

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT, made this 29th day of January, 2003, is by and between THE SCHWAN FOOD COMPANY, a Minnesota corporation (the "PURCHASER"), FLOWERS FOODS, INC., a Georgia corporation (the "PARENT") and MRS. SMITH'S BAKERIES, LLC, a Georgia limited liability company and wholly-owned subsidiary of the Parent (the "SELLER").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto desire to enter into this Agreement pursuant to which the Parent will cause the Selling Subsidiaries to sell, and Purchaser will purchase from the Selling Subsidiaries, the Business and its assets, upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises, agreements, representations, warranties and covenants hereinafter set forth, and the sum of ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby specifically agreed to and acknowledged, the parties hereto agree as follows:

                             ARTICLE 1: DEFINITIONS

         "ACCOUNTS PAYABLE" means the accounts payable of the Business as reflected on its books and records, determined in accordance with GAAP, as of the Effective Time and not reflecting any discount for early payment (and shall be deemed to include any payables that would arise on all open orders placed prior to Closing for finished goods to be manufactured by co-packers or other third parties upon delivery of such finished goods and any payables that would arise on all open orders placed prior to Closing for ingredients upon delivery of such ingredients) excluding any accounts payable solely attributable to the doughnut line currently operated by Spartanburg and any of the other operations conducted by the Parent or any other subsidiary of the Parent; provided, however, Accounts Payable shall exclude any accounts payable other than the Sysco Accounts Payable described in SECTION 4.4 that Parent notifies Purchaser that it shall retain.

         "ACCOUNTS RECEIVABLE" has the meaning set forth in SECTION 2.2.

         "ADMINISTRATIVE EMPLOYEES" has the meaning set forth in SECTION 8.8(C).

         "ACTION" means any civil, criminal or administrative actions or suits or any appeal in respect thereof.

         "AFFILIATE" of any Person means any person directly or indirectly controlling, controlled by, or under common control with, any such Person and any officer, director or controlling person of such Person.

         "AGREEMENT" means this Asset Purchase Agreement.

         "ANCILLARY AGREEMENTS" means the Noncompetition Agreement, the Brands Trademark Assignment Agreement, the Seller Trademark Assignment Agreement, the Supply Agreements and the Liabilities Undertaking.

         "ANTITRUST DIVISION" means the Antitrust Division of the United States Department of Justice.

         "ASSUMED LIABILITIES" has the meaning set forth in SECTION 3.1.

         "BANK LIEN" means that lien and security interest in favor of Bankers Trust Company, as collateral agent for the Parent's senior lenders.

         "BANKRUPTCY EXCEPTION" has the meaning set forth in SECTION 6.2(A).

         "BASKET" has the meaning set forth in SECTION 12.4(B).

         "BRANDS" means Mrs. Smith's Brands, Inc., a South Carolina corporation and wholly-owned subsidiary of the Seller.

         "BRANDS TRADEMARK ASSIGNMENT AGREEMENT" means the Trademark Assignment Agreement, by and between the Purchaser and Brands, substantially in the form attached hereto as EXHIBIT C.

         "BUSINESS" means the operations currently conducted by (a) the Selling Subsidiaries with regard to the Flip-It Cake Product and the products manufactured or produced at, or co-packed for, Spartanburg, Stilwell and the London Pie Line including, without limitation, researching and developing, manufacturing, producing, co-packing, packaging, marketing, promoting, storing, distributing or selling (i) frozen dessert pies, cobblers and cakes; (ii) frozen pie crusts; (iii) frozen breaded and battered vegetables and bagged frozen fruit; (iv) prepared frozen quiche mix; (v) the Flip-It Cake Product and (vi) any other type of food product manufactured, produced or co-packed by Spartanburg, Stilwell or the London Pie Line; (b) the Parent or any subsidiary with respect to products using the tradenames covered by the Brands Trademark Assignment Agreement or the Seller Trademark Assignment Agreement or whose sales were included in revenues shown in SCHEDULE 6.23(B)(III), whether or not co-packed by a third party and (c) Foil; provided, however, that the Business shall not include the business of the Spartanburg Doughnut Equipment or researching and developing, manufacturing, producing, co-packing, packaging, marketing, promoting, storing, distributing or selling any type of fresh or frozen food product not described in clauses (a) or (b), including, without limitation: (w) any fresh or frozen bread, buns, rolls, muffins, bagels, waffles or pancakes of any flavor, kind or size; (x) any fresh or frozen snack-cake type products of any flavor, size or kind, including, without limitation, honey buns, cinnamon rolls, pastries, bear claws, danish, cookies, crackers and tarts; (y) single-serving-fruit-filled fried pies; and (z) fresh or frozen doughnuts of any flavor, kind or size.

         "BUSINESS INTELLECTUAL PROPERTY" has the meaning set forth in SECTION 2.1(D).

         "CALIFORNIA PROPOSITION 65" has the meaning set forth in SECTION 6.26.

         "CAP" has the meaning set forth in SECTION 12.4(C).

         "CAPITAL LEASES" has the meaning set forth in SECTION 6.7(B).

         "CLAIMS NOTICE" has the meaning set forth in SECTION 12.3(A).

         "CLOSING" means the consummation of the transactions provided for in this Agreement.

         "CLOSING DATE" means the date on which the Closing occurs pursuant to
ARTICLE 5 hereof.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPENSATION AND BENEFIT PLANS" has the meaning set forth in SECTION 6.12(A).

         "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement, dated March 20, 2002, by and between the Purchaser and the Parent.

         "CONTRACTS" has the meaning set forth in SECTION 2.1(B).

         "CO-PACKING/SUPPLY AGREEMENT (LONDON PIE AND CROSSVILLE FLIP-IT CAKE)" means the Co-Packing/Supply Agreement by and among Crossville, London and Purchaser, substantially in the form attached hereto as EXHIBIT J.

         CO-PACKING/SUPPLY AGREEMENT (SPARTANBURG DOUGHNUT)" means the Co-Packing/Supply Agreement by and between Spartanburg and Purchaser, substantially in the form attached hereto as EXHIBIT I.

         "CROSSVILLE" means Flowers Snack of Crossville, LLC, a Tennessee limited liability company.

         "CROSSVILLE FLIP-IT CAKE EQUIPMENT" has the meaning set forth in
SECTION 9.2(C).

         "DAMAGE PROVISO" has the meaning set forth in SECTION 10.1(A).

         "DOMAIN NAMES" has the meaning set forth in SECTION 6.9(A).

         "EDWARDS" means Edwards Fine Foods, Inc., a Georgia corporation.

         "EFFECTIVE TIME" means the close of business on the Closing Date.

         "EMPLOYEES" has the meaning set forth in SECTION 6.12(A).

         "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, option, right of first refusal, restriction on transfer, defect in title or other restrictions of a similar kind.

         "ESTIMATED NET PREPAYMENTS AND INVENTORY" has the meaning set forth in
SECTION 4.1(B).

         "ENVIRONMENTAL LAW" means any federal, state or local law, rule, regulation, order, treaty, statute or code which prohibits, regulates or controls (a) the protection, investigation or restoration of the environment or natural resources or (b) the handling, use, presence, disposal or release of any Hazardous Substance, all as in effect, as the context requires, on or prior to the Closing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCESS INVENTORY" means the Qualified Inventory whose value, determined at the lower of standard cost or market using the FIFO Method (without any provision for reserves), exceeds the Maximum Qualified Inventory, and all finished goods Inventory that is not Qualified Inventory but that would otherwise constitute Qualified Inventory except that it exceeds the SKU Quantity Limit or the Shelf Life Limitation.

         "EXISTING TITLE ENCUMBRANCES" means the matters encumbering title to the Real Property set forth on SCHEDULE 6.7(D).

         "EXPIRATION DATE" has the meaning set forth in SECTION 12.4(A).

         "FDCA" has the meaning set forth in SECTION 6.26.

         "FIFO METHOD" means the first in, first out method as reflected on the books and records of the Business, determined in accordance with GAAP.

         "FINAL NET PREPAYMENTS AND INVENTORY" means the dollar amount that is the result of subtracting Accounts Payable from Inventory Value plus Prepaid Expenses and Deposits.

         "FINANCIAL STATEMENTS" means the financial statements of the Business set forth on SCHEDULE 6.23(A) and SCHEDULE 6.23(B).

         "FLIP-IT CAKE PRODUCT" means the single-serve, frozen, microwavable cake with fruit filling that is served upside down, that is manufactured by Crossville.

         "FOIL" means Mrs. Smith's Foil Company, LLC, a Georgia limited liability company and wholly-owned subsidiary of the Seller.

         "FOIL BUSINESS" means the developing, manufacturing, producing, packaging, marketing, promoting, storing, distributing and selling of aluminum pie and cobbler plates and trays, and molded plastic trays for pecan spins and other snack items as such activities are currently conducted by Foil.

         "FOIL INVENTORY" means the Inventory of finished goods, work in process and raw material of Foil which Parent guaranties shall have a value of not less than $1 million, at the lower of standard cost or market using the FIFO Method (without any provision for reserves).

         "FOIL SUBLEASE" means the Sublease for the portion of Foil's Pottstown, PA facility containing the foil manufacturing plant and the Feroe warehouse, substantially in the form attached hereto as EXHIBIT H.

         "FREEZER" means the refrigerated warehouse facility of the Seller located in Suwanee, Georgia.

         "FTC" means the Federal Trade Commission.

         "GAAP" means United States generally accepted accounting principles used by the Business consistently applied.

         "GOVERNMENTAL BODY" means any governmental or political subdivision or regulatory authority, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision or regulatory authority, or any federal, state, local or foreign court or arbitrator.

         "GOVERNMENTAL PERMITS" has the meaning set forth in SECTION 6.8.

         "HAZARDOUS SUBSTANCE" means any hazardous substance or hazardous waste as those terms are defined by any applicable federal law or applicable state law, or regulation issued pursuant thereto.

         "HEADQUARTERS" means the administrative headquarters of the Seller and the restaurant/thrift store currently operated by the Seller, each located in Suwanee, Georgia.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INDEMNIFIED PARTY" has the meaning set forth in SECTION 12.3(A).

         "INDEMNIFYING PARTY" has the meaning set forth in SECTION 12.3(A).

         "INDEPENDENT ACCOUNTING FIRM" has the meaning set forth in SECTION 4.2(B). "INITIAL PURCHASE PRICE" has the meaning set forth in SECTION 4.2(A).

         "INTELLECTUAL PROPERTY" means all rights in patents, patent disclosures, patentable subject matter, design rights, trademarks, service marks, trade dress, logos, trade names and other designators of origin (all whether registered or not), mask works, uniform resource locators (including domain names), email addresses, copyrights, and all registrations, applications, and associated goodwill for each of the foregoing, and all computer software (whether in object code, source code or other form), computer programs, computer databases and related documentation and materials, data, documentation, trade secrets, confidential business information (including ideas, formulas, compositions, inventions, know-how, product and process specifications, manufacturing and production processes and techniques, research and development information, designs, plans, proposals and technical data, financial, marketing and business data, customer and supplier data, pricing and cost information) and all other intellectual property rights (in whatever form or medium), whether arising by operation of law, contract, license or otherwise, and the right to prosecute past infringements of any such rights.

         "INVENTORY" has the meaning set forth in SECTION 2.1(C).

         "INVENTORY VALUE" means the lesser of (A) the Maximum Inventory or (B) the sum of

                  (i) the value of Qualified Inventory, including Seller's Storage and Inbound Freight Cost attributable thereto, at the lower of standard cost or market using the FIFO Method (without any provision for reserves), not to exceed the Maximum Qualified Inventory;

                  (ii) the value of the Raw Materials and Packaging Inventory useable in the Ordinary Course of Business (excluding packaging for SKUs no longer in production) at the lower of cost or market using the FIFO Method (without any provision for reserves), not to exceed the Maximum Raw Materials and Packaging Inventory;

                  (iii) the value of the Other Inventory useable and saleable in the Ordinary Course of Business at the lower of cost or market using the FIFO Method (without any provision for reserves), not to exceed $2,500,000;

                  (iv) 20% of the value of the Excess Inventory at the lower of standard cost or market using the FIFO Method (without any provision for reserves); and

                  (v) the amount actually received by Purchaser upon sale in secondary markets with respect to Non-qualified Inventory, less actual costs of sale.

For purposes of this Agreement, standard cost for each product by SKU shall be as set forth on SCHEDULE 6.25.

         "KNOWLEDGE" or "KNOWN" with respect to any Person means the actual conscious awareness of such Person, and Knowledge or Known as to the Parent shall mean such conscious awareness of Amos R. McMullian, Jimmy M. Woodward, George E. Deese, Stephen R. Avera, William A. Strenglis, Jeffrey T. Jackson and Michael Beaty; Michael Crick but only with regard to matters solely relating to the plant owned by Spartanburg; Michael Mitchell but only with regard to matters solely relating to the plant owned by Stilwell; Steve Boyer but only with regard to matters solely relating to Foil; and Jeff Cole but only with regard to matters solely relating to the Freezer; provided "conscious awareness" shall be deemed to include any awareness that would have been obtained through a reasonable investigation to ascertain the existence of any matter.

         "LAW" means any federal, state or local law, rule, regulation, order, treaty, statute or code, other than any Environmental Law.

         "LIABILITIES UNDERTAKING" means the undertaking executed by the Purchaser, substantially in the form attached hereto as EXHIBIT B.

         "LIABILITY" means any debt, liability, commitment or obligation of any kind, character or nature whatsoever, secured or unsecured, accrued, fixed, absolute, contingent, and whether due or to become due.

         "LIABILITY CLAIM" has the meaning set forth in SECTION 12.3(A).

         "LISTED EQUIPMENT LEASES" has the meaning set forth in SECTION 6.7(C).

         "LONDON PIE LINE" has the meaning set forth in SECTION 9.2(B).

         "LOSSES" has the meaning set forth in SECTION 12.2.

         "MANUFACTURING EMPLOYEES" has the meaning set forth in SECTION 8.8(A).

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the Purchased Assets, business or financial conditions of the Business, except any such effect resulting from or arising in connection with: (i) changes in general economic or business conditions; or (ii) this Agreement or the transactions contemplated hereby or the announcement hereof.

         "MATERIAL CONTRACTS" has the meaning set forth in SECTION 6.11.

         "MATERIAL CUSTOMERS" has the meaning set forth in SECTION 6.19.

         "MATERIAL SUPPLIERS" has the meaning set forth in SECTION 6.20.

         "MAXIMUM INVENTORY" means that amount shown on SCHEDULE 1A as the applicable "Maximum Inventory" for the date on which the Closing occurs.

         "MAXIMUM QUALIFIED INVENTORY" means that amount shown on SCHEDULE 1A as the applicable "Maximum Qualified Inventory" for the date on which the Closing occurs.

         "MAXIMUM RAW MATERIALS AND PACKAGING INVENTORY" means that amount shown on SCHEDULE 1A as the applicable "Maximum Raw Materials and Packaging Inventory" for the date on which the Closing occurs.

         "MAXIMUM STORAGE AND INBOUND FREIGHT COST" means that amount shown on
SCHEDULE 1A as the applicable "Maximum Storage and Inbound Freight Cost" for the date on which the Closing occurs.

         "NET PREPAYMENTS AND INVENTORY STATEMENT" has the meaning set forth in
SECTION 4.2(A).

         "NONCOMPETITION AGREEMENT" means the Noncompetition Agreement, by and among the Purchaser, the Parent and the Selling Subsidiaries, substantially in the form attached hereto as EXHIBIT A.

         "NON-QUALIFIED INVENTORY" means finished goods Inventory that is neither Foil Inventory, Qualified Inventory nor Excess Inventory.

         "ORDER" means any award, decision, injunction, judgment, decree, settlement, order, filing, subpoena or verdict (whether temporary, preliminary or permanent) entered, issued, made or rendered by any Governmental Body.

         "ORDINARY COURSE OF BUSINESS" means in the ordinary course of the Business in a manner consistent with its practice in the current fiscal year.

         "ORGANIZATIONAL DOCUMENTS" means, collectively, the Certificate of Incorporation, Certificate of Organization, Articles of Incorporation, Articles of Organization, Bylaws and

Declarations (or comparable governing documents), each as amended to date, of a party, as applicable.

         "OTHER INVENTORY" means the Foil Inventory, and machinery and equipment spare parts.

         "PARENT" has the meaning set forth in the preamble to this Agreement.

         "PERMITTED ENCUMBRANCES" means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the Ordinary Course of Business for sums not yet due and payable, (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection and (d) the Existing Title Encumbrances, other than those described on SCHEDULE 10.1(G), and (e) the Suwanee Lease Agreement, all of which are to be recorded at Closing; provided, however, that Permitted Encumbrances shall not include liens for borrowed money or liens covering equipment subject to the Capital Leases.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

         "PERSONAL PROPERTY" has the meaning set forth in SECTION 2.1(A).

         "PREPAID EXPENSES AND DEPOSITS" means the prepaid expenses and deposits of the Business consistent with those types reflected on its balance sheet at December 28, 2002, as reflected on its books and records, determined in accordance with GAAP, as of the Effective Time, excluding any prepaid expenses and deposits solely attributable to the doughnut line currently operated by Spartanburg and to any of the other operations conducted by the Parent or any other subsidiary of the Parent.

         "PRODUCT FORMULAS" has the meaning set forth in SECTION 5.4.

         "PURCHASED ASSETS" has the meaning set forth in SECTION 2.1.

         "PURCHASE PRICE" has the meaning set forth in SECTION 4.1(A).

         "PURCHASER" has the meaning set forth in the preamble to this Agreement.

         "QUALIFIED INVENTORY" means all finished goods Inventory (other than the Foil Inventory) that is usable and saleable in the ordinary course of business and all open orders placed prior to Closing for finished goods to be manufactured by co-packers or other third parties, excluding, as to each SKU,
(i) Inventory in excess of the SKU Quantity Limit and (ii) Inventory in excess of the Shelf Life Limitation.

         "RAW MATERIALS AND PACKAGING INVENTORY" means all ingredients and packaging Inventory and all open orders placed prior to Closing for ingredients and packaging, excluding any Foil Inventory.

         "REAL PROPERTY" has the meaning set forth in SECTION 2.1(E).

         "RETAINED ASSETS" has the meaning set forth in SECTION 2.2.

         "RETAINED LIABILITIES" has the meaning set forth in SECTION 3.1.

         "SECOND REQUEST" has the meaning set forth in SECTION 11.1.

         "SELLER" has the meaning set forth in the preamble to this Agreement.

         "SELLER TRADEMARK ASSIGNMENT AGREEMENT" means the Trademark Assignment Agreement, by and between the Purchaser and Flowers Bakeries Brands, Inc., substantially in the form attached hereto as EXHIBIT D.

         "SELLING SUBSIDIARIES" means the Seller, Stilwell, Spartanburg, Brands, Mrs. Smith's Bakeries Sales Support Group, LLC, Mrs. Smith's Bakeries Frozen Distributors, LLC, Crossville, Foil and Flowers Snack of London, LLC, collectively.

         "SHELF LIFE LIMITATION" means, with respect to each SKU of finished goods Inventory (other than Foil Inventory) on the Closing Date, the maximum number of units of such SKU that could be sold during the 12 months following the Closing Date assuming (i) each unit is sold within 30 days prior to the expiration of its shelf life and (ii) during each four-week fiscal period following the Closing Date no more than (A) the number of units sold during the corresponding four-week fiscal period of Seller in the year ending December 28, 2002 are sold or (B) in the case of any SKU introduced after January 1, 2002, one-thirteenth (1/13) of the annualized sales of such SKU in the twelve month period ended prior to and closest to the Closing Date, are sold; provided, however, that the Shelf Life Limitation shall not apply to the SKUs listed on
SCHEDULE 1C, which constitute promotional SKUs introduced after January 1, 2002, as to which no sales have been recorded as of the date hereof and which, as of the Closing have (x) a shelf life of one year or more and (y) not constituted finished goods for more than 120 days prior thereto.

         "SKU" means products of the Business identified by Stock Keeping Unit numbers and any product identified by a different such number but constituting a substitute or replacement therefor.

         "SKU QUANTITY LIMIT" means, with respect to each SKU of finished goods Inventory (other than Foil Inventory) on the Closing Date, that number of units of each such SKU that is equal to the number of units of such SKU sold by the Seller during the year ended December 28, 2002, or in the case of any SKU introduced after January 1, 2002, the annualized sales of such SKU in twelve month period ended prior to and closest to the Closing Date; provided, however, that the SKU Quantity Limit shall not apply to the SKUs listed on SCHEDULE 1C.

         "SPARTANBURG" means Mrs. Smith's Bakery of Spartanburg, LLC, a South Carolina limited liability company and wholly-owned subsidiary of the Seller.

         "SPARTANBURG DOUGHNUT EQUIPMENT" has the meaning set forth in SECTION 9.2(A).

         "STILWELL" means Mrs. Smith's Bakery of Stilwell, LLC, an Oklahoma limited liability company and wholly-owned subsidiary of the Seller.

         "STORAGE AND INBOUND FREIGHT COST" means all reasonable capitalized storage and freight costs from plant to storage attributable to the Inventory, excluding any Foil Inventory.

         "SUPPLY AGREEMENTS" means the Co-Packing/Supply Agreement (London Pie and Crossville Flip-It Cake) and the Co-Packing/Supply Agreement ( Spartanburg Doughnut).

         "SURVEYS" has the meaning set forth in SECTION 8.9.

         "SUWANEE BREAD PERSONAL PROPERTY" means bread and rolls inventories owned by the Parent or any of its affiliates and other personal property and equipment related exclusively to the Suwanee Bread Plant and listed on SCHEDULE 1B.

         "SUWANEE BREAD PLANT" means the bakery facility and the research and development facility of the Seller located in Suwanee, Georgia.

         "SUWANEE LIMITED WARRANTY DEED" means the Limited Warranty Deed, substantially in the form attached hereto as EXHIBIT G.

         "SUWANEE LEASE AGREEMENT" means the Shared Site Lease, substantially in the form attached hereto as EXHIBIT H.

         "SUWANEE REAL PROPERTY" means all of the Real Property described on
SCHEDULE 6.7(A) that is located in Suwanee, Georgia, on which the Freezer, the Headquarters and the Suwanee Bread Plant are located.

         "SYSCO" means Sysco Corporation.

         "TAX" means all federal, state, local or foreign income, gross receipts, windfall or excess profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

         "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

         "THIRD PARTY CLAIM" has the meaning set forth in SECTION 12.3(B).

         "TITLE COMPANY" has the meaning set forth in SECTION 5.2(O).

         "TITLE POLICIES" has the meaning set forth in SECTION 5.2(O).

         "TRADEMARKS" has the meaning set forth in SECTION 6.9(A).

         "WARN ACT" means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

                     ARTICLE 2: PURCHASE AND SALE OF ASSETS

         2.1 ASSETS TO BE TRANSFERRED. In consideration of the Purchase Price as set forth in ARTICLE 4, at the Closing, the Purchaser shall purchase from the Selling Subsidiaries or the Parent, and the Parent shall or shall cause the Selling Subsidiaries to sell, transfer, assign, convey and deliver to the Purchaser, the assets, rights and properties set forth below as they exist as of the Effective Time (collectively, the "PURCHASED ASSETS"):

                  (a) (i) all fixed and tangible assets, including office equipment, other machinery and equipment, machinery and equipment parts that do not constitute machinery and equipment spare parts, computer equipment, furniture and fixtures, manuals, tractors, trailers and other motor vehicles related to the Business and all other personal property owned by the Selling Subsidiaries (except Crossville or Flowers Snack of London, LLC) as of the Closing Date including (A) all such items located at the plant owned by Stilwell; (B) all such items located at the plant owned by Spartanburg, other than the Spartanburg Doughnut Equipment; (C) all personal property located on the Suwanee Real Property, regardless of whether used in the Business, other than the Suwanee Bread Personal Property; (D) all such items located on the real property that is the subject of the Foil Sublease; and (E) the computer hardware equipment related to the Business located at a third party's facilities at Alpharetta, Georgia whether under capital or operating leases); (ii) the London Pie Line; and (iii) the Crossville Flip-It Cake Equipment (collectively, the "Personal Property");

                  (b) all contracts and agreements to the extent relating to the Purchased Assets or the Business, including, without limitation, non-competition agreements, commitments, instruments, guarantees, bids, orders and proposals, purchase orders, operating leases, maintenance agreements, service agreements, warranties, royalty agreements, instruments, licenses, franchises, confidentiality agreements, rights to enforce confidentiality provisions in other agreements (whether or not such agreements are part of the Purchased Assets) and other agreements attributable to the Business or the Purchased Assets (collectively, the "Contracts"); provided, however, that the Contracts shall not include the contracts set forth on SCHEDULE 2.1(B), which also identifies any Contract that is to be ratably shared by the parties after the Closing Date and describes the arrangement for such sharing;

                  (c) all raw materials, packaging, supplies, work in process, machinery and equipment spare parts, finished goods and other inventories (and shall be deemed to include all open orders placed prior to Closing for finished goods to be manufactured by co-packers or other third parties) to the extent related to the Business wherever located or to the thrift shop (collectively, the "Inventory");

                  (d) all Intellectual Property owned by, licensed to or otherwise controlled by each Selling Subsidiary, and all Intellectual Property owned by, licensed to or otherwise controlled by the Parent, and in each case, used in, proposed for use in or developed for use in the conduct of the Business, or any combination of the foregoing (collectively, the "Business Intellectual Property");

                  (e) all of the real property and improvements located thereon (including, without limitation, all interests and rights thereto) used in connection with the Business, which is set forth on
         SCHEDULE 6.7 (the "Real Property");

                  (f) except for the corporate minute books and related stock records of the Selling Subsidiaries, all records owned or maintained by the Selling Subsidiaries related to the Business, including, without limitation, all books, records, ledgers, files, documents, correspondence, lists, including, without limitation, customer lists (in whatever form or medium), plats, surveys, drawings, blueprints, photographs, advertising and promotional materials, studies, reports and other materials (in whatever form or medium);

                  (g) such rights as the Selling Subsidiaries have to use their present telephone numbers related to the Business from and after the Closing Date;

                  (h) the Governmental Permits, to the extent such permits are transferable or assignable on the Closing Date;

                  (i) cash equal to (x) the proceeds from the sale of tangible personal property that is an asset of the Business (other than Inventory) after the date of this Agreement and (y) the amount of any payments received by the Seller prior to the Effective Time related to any performance by the Purchaser under any Contract after the Effective Time; and

                  (j)      the Prepaid Expenses and Deposits.

         2.2 RETAINED ASSETS. Notwithstanding anything in this Agreement to the contrary, except for the Purchased Assets, the Selling Subsidiaries shall retain all of their other assets, rights and properties, including, without limitation, (i) cash, cash equivalents and bank deposits, (ii) accounts receivable of the Selling Subsidiaries arising on or prior to the Effective Time (the "ACCOUNTS RECEIVABLE") (iii) any equipment or machinery owned by Crossville or Flowers Snack of London, LLC except for the Crossville Flip-It Cake Equipment and the London Pie Line, (iv) the Suwanee Bread Personal Property, (v) the Spartanburg Donut Equipment and (vi) the assets, rights and properties set forth on SCHEDULE 2.2 (collectively, the "RETAINED ASSETS"), and the Purchaser shall in no way be construed to have purchased or acquired (or be obligated to purchase or acquire) any interest whatsoever in any of the Retained Assets.

                             ARTICLE 3: LIABILITIES

         3.1      ASSUMED LIABILITIES.

                  (a) At the Closing, the Purchaser will assume the obligations of the Parent and each Selling Subsidiary thereafter to accrue under the Contracts after the Effective Time and the Accounts Payable other than the Contracts listed on SCHEDULE 2.1(B), Accounts Payable listed on SCHEDULE 3.1 and except for those Contracts to be signed at Closing and any Contract with an Affiliate of Parent (collectively, the "Assumed Liabilities"); provided, Assumed Liabilities shall not include a payment obligation for goods or services provided to the Parent or any Selling Subsidiary before the Effective Time except to the extent constituting Accounts Payable or any guaranties of the Parent or any

         Selling Subsidiary; provided further that "Assumed Liabilities" shall not include any obligations under any Contract required to be disclosed in a Schedule to this Agreement that is not so disclosed and shall not include any damages or other claims related to activities of the Parent or any Selling Subsidiary prior to the Effective Time. Except for the Assumed Liabilities, Purchaser will not assume or become liable for any other Liability (such Liabilities not assumed by the Purchaser are hereinafter referred to as the "RETAINED Liabilities"). Purchaser shall not assume or have any Liability for any conduct of the Business prior to the Effective Time, regardless of whether such matter is disclosed on any Schedule to this Agreement. Purchaser shall not assume or have any Liability for any legal fees or expenses of the Parent, the Selling Subsidiaries or any other party incurred for any reason whatsoever, and the Purchased Assets shall not be utilized for or reduced by the amount of any such fees or expenses. Purchaser shall not assume any Liability for federal, state or local income, sales, use, excise, payroll, employment or other Taxes, or for wages, salaries or overtime, vacation pay, holiday pay or other employee benefits, or other employee benefit plans on, arising out of, or attributable to the Parent or the Selling Subsidiaries or to the conduct of the Business through the Effective Time.

                  (b) All property and ad valorem Taxes, leasehold rentals and other customarily proratable items relating to the Purchased Assets payable prior to or subsequent to the Closing Date and relating to a period of time both prior to and subsequent to the Effective Time will be prorated as of the Effective Time between the Purchaser and the Parent. If the actual amount of any such item is not known as of the Closing Date, the aforesaid proration shall be based on the previous year's assessment of such item and the parties agree to adjust said proration and pay any underpayment or reimburse for any overpayment within 30 days after the actual amount becomes known.

                           ARTICLE 4: PURCHASE PRICE

         4.1      PURCHASE PRICE.

                  (a) In consideration of (i) the sale, transfer, conveyance, assignment and delivery of the Purchased Assets, and in reliance upon the representations and warranties made herein by the Parent and the Seller and (ii) the covenants of Parent and Seller under the Noncompetition Agreement, at the Closing, the Purchaser shall pay or cause to be paid to the Parent by bank wire transfer of immediately available funds to an account designated in writing by the Parent an amount in cash equal to (i) the sum of ONE HUNDRED SEVENTY-FIVE MILLION AND 00/100 DOLLARS ($175,000,000.00); plus (ii) the Estimated Net Prepayments and Inventory; (the "Initial Purchase Price"), subject to adjustment pursuant to SECTION 4.2 of this Agreement. The Initial Purchase Price as adjusted pursuant to SECTION 4.2 of this Agreement is referred to herein as the "PURCHASE PRICE." Three Million and 00/100 Dollars ($3,000,000.00) of the Purchase Price shall be allocated as payment for the covenants under the Noncompetition Agreement.

                  (b) At or prior to the Closing, the Parent shall present to the Purchaser a good faith estimate of Final Net Prepayments and Inventory (the "Estimated Net Prepayments and Inventory"), which shall be based upon the books and records of the Parent and the Selling Subsidiaries at a reasonable time prior to Closing. Such estimate shall be accompanied by Parent's working papers and calculations reasonably necessary to support the Parent's calculation of the Estimated Net Prepayments and Inventory.

         4.2      PURCHASE PRICE ADJUSTMENT.

                  (a) Within 90 days after the Closing Date, the Purchaser shall deliver to the Parent a net prepayments and inventory statement along with related working papers and calculations (the "Net Prepayments and Inventory Statement"), setting forth the Purchaser's calculation of Final Net Prepayments and Inventory. The Net Prepayments and Inventory Statement shall be delivered to the Parent in detail sufficient to allow the Parent to derive the Purchaser's calculation of Final Net Prepayments and Inventory.

                  (b) Within 30 days following receipt by the Parent of the Net Prepayments and Inventory Statement, the Parent shall deliver written notice to the Purchaser of any dispute it has with respect to the preparation or content of such statement. In the event that the Parent does not notify the Purchaser of a dispute with respect to the Net Prepayments and Inventory Statement within such 30-day period, such Net Prepayments and Inventory Statement will be final, conclusive and binding on the parties and shall be deemed the finally determined Final Net Prepayments and Inventory. In the event of such notification of a dispute, the Purchaser and the Parent shall negotiate in good faith to resolve such dispute. If the Purchaser and the Parent fail to resolve such dispute within 30 days after the Parent advises the Purchaser of its objections, then the Purchaser and the Parent, jointly, shall engage a mutually agreed upon independent public accounting firm (the "INDEPENDENT ACCOUNTING FIRM") to resolve the amount of Final Net Prepayments and Inventory based upon the definitions contained in this Agreement. All determinations made by the Independent Accounting Firm shall be final, conclusive and binding on the parties. The fees and expenses of the Independent Accounting Firm shall be shared equally by the Purchaser and the Parent.

                  (c) For purposes of complying with the terms set forth in this SECTION 4.2, each party shall cooperate with and make available to the other party and its representatives all information, records, data and working papers, and will permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Net Prepayments and Inventory Statement and the resolution of any disputes thereunder.

                  (d) The Initial Purchase Price will be adjusted upward or downward by an amount that is the amount by which the Final Net Prepayments and Inventory (as finally determined pursuant to SECTION 4.2(B)) is greater than or less than the Estimated Net Prepayments and Inventory. If the Final Net Prepayments and Inventory is less than the Estimated Net Prepayments and Inventory, the Parent shall pay or cause to be paid to the Purchaser, by bank wire transfer of immediately available funds to an account designated in writing by the Purchaser, an amount in cash equal to the Estimated Net Prepayments and Inventory less the Final Net Prepayments and Inventory. If the Final Net Prepayments and Inventory is greater than the Estimated Net Prepayments and Inventory, the Purchaser shall pay to the Parent by bank wire transfer of immediately available funds to an account designated in writing by the Parent, an amount equal to the Final Net Prepayments and Inventory less the Estimated Net Prepayments and Inventory. Any payments made under this SECTION 4.2(D) (i) shall accrue interest from the Closing Date at a rate per annum equal to 5% and shall be made within 5 business days from the date on which the Final Net Prepayments and Inventory is finally determined pursuant to SECTION 4.2(B) and (ii) are not subject to the Basket.

         4.3 NON-QUALIFIED INVENTORY PAYMENT. For purposes of SECTION 4.1(B), the Estimated Net Prepayments and Inventory shall not include the Inventory Value of any Non-qualified Inventory. For purposes of SECTION 4.2, the Final Net Prepayments and Inventory shall only include the Inventory Value of Non-qualified Inventory that is disposed of by Purchaser prior to the time the Final Net Prepayments and Inventory is finally determined. Purchaser shall pay Parent the Inventory Value of any Non-qualified Inventory that is disposed of after the Final Net Prepayments and Inventory is finally determined within 30 business days from the date of such disposal.

         4.4 SYSCO MARKET ACCESS FEE. As part of the Prepaid Expenses and Deposits, Purchaser will acquire the remaining prepaid amount of market access fee under the Sysco letter agreements described on SCHEDULE 6.11(A). Additionally, as part of the Accounts Payable, Purchaser will assume the remaining payment obligations under such letter agreements with Sysco, which are as of the date of this Agreement and will remain $3,000,000 until June 15, 2003. Such acquisition and assumption will be included in the calculation of the Estimated Net Prepayments and Inventory and Final Net Prepayments and Inventory. In the event such letter agreements are terminated and Sysco does not refund in full to Purchaser the remaining portion of the prepaid market access fee, Parent and Seller shall pay Purchaser such unrefunded amounts; provided, however, that Parent and Seller will not pay for any amount that is not refunded due to an actual breach by Purchaser of its obligations under such letter agreements or any amount that is not refunded due to Purchaser entering into a new or substitute arrangement with Sysco. Upon Parent and Seller's payment to Purchaser, they shall be entitled to pursue all of Purchaser's rights to such repayment from Sysco, and Purchaser agrees to cooperate and assist Parent and Seller, as reasonably requested, in their efforts to collect such sums from Sysco.

                       ARTICLE 5: CLOSING AND DELIVERIES

         5.1 CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") shall take place at the offices of Jones Day, 3500 SunTrust Plaza, 303 Peachtree Street, Atlanta, Georgia 30308-3242 on the Thursday following the later of (i) March 19, 2003, (ii) two weeks after receipt by the Purchaser of the title commitments and the Surveys referred to in SECTION 8.9 or
(iii) the lapse of seven days after the date that the waiting period under the HSR Act expires or is terminated or approval from the Antitrust Division or FTC is obtained, or such other location and date as the Purchaser and the Parent shall mutually agree in writing (the "CLOSING DATE") and shall be effective as of the Effective Time. Parent shall deliver to Purchaser cash equal to any accrued liabilities of Parent related to its obligations for the payment of real property taxes through the Closing Date.

         5.2 DELIVERIES BY THE PARENT. At the Closing, the Parent shall deliver, or shall cause the appropriate Selling Subsidiary to deliver, to the Purchaser the following items:

                  (a) such good and sufficient bills of sale, assignments, special or limited warranty deeds and other good and sufficient instruments of sale, conveyance, transfer and assignment as shall be required or as may be appropriate in order to effectively invest in Purchaser good and marketable title to the Purchased Assets free and clear of Encumbrances (other than Permitted Encumbrances), including those necessary to vest the Purchaser with title to the assets that are leased under the Capital Leases and with respect to computer equipment at Alpharetta, Georgia, operating leases;

                  (b) copies of all consents, approvals, acknowledgments and waivers that have been obtained prior to Closing;

                  (c) a certificate of a duly authorized officer of each of the Parent and the Seller certifying to the conditions set forth in
         SECTION 10.1(A);

                  (d) certified copies of resolutions of the board of directors or the board of managers, as the case may be, of the Parent and each Selling Subsidiary approving the transactions set forth in this Agreement;

                  (e) certified copies of resolutions of the shareholder or unit-holder, as the case may be, of each Selling Subsidiary approving the transactions set forth in this Agreement;

                  (f) certificate of incumbency for the officers of the Parent and each Selling Subsidiary who are executing this Agreement and the Ancillary Agreements;

                  (g) all books of account (excluding minute books and stock books of the Selling Subsidiaries), contracts, files and other data and documents pertaining to the Purchased Assets and Business (which may be delivered at the offices of the Business);

                  (h) a copy of the Noncompetition Agreement, duly executed by the Parent and the Seller;

                  (i) a copy of the Brands Trademark Assignment Agreement, duly executed by Brands;

                  (j) a copy of the Seller Trademark Assignment Agreement, duly executed by Flowers Bakeries Brands, Inc.;

                  (k) a copy of the Foil Sublease, duly executed by the lessee of such property;

                  (l) amendments to the certificate of incorporation or the certificate of organization, as the case may be, of each direct and indirect subsidiary of the Parent containing the name "Mrs. Smith's," changing its name to a dissimilar name;

                  (m) appropriate termination statements (or authorizations to file termination statements) under the Uniform Commercial Code and other instruments as may be required or reasonably requested by the Purchaser to extinguish all Encumbrances related to the Purchased Assets (except for Permitted Encumbrances), including without limitation, the Bank Lien with respect to the Purchased Assets and the interests of lessors under Capital Leases;

                  (n) with respect to each parcel of Real Property, a standard owner's affidavit as may be reasonably required by Fidelity National Title Insurance Company (the "Title Company") to issue in favor of the Purchaser a standard form of ALTA owner's policy of title insurance (ALTA Form B-1992) with the standard exceptions deleted for each parcel of Real Property (collectively, the "Title Policies");

                  (o) a copy of the Suwanee Limited Warranty Deed, duly executed by the Selling Subsidiary that owns the Suwanee Real Property;

                  (p) a copy of the Suwanee Lease Agreement, duly executed by the Seller;

                  (q) a copy of the Co-Packing/Supply Agreement (Crossville Flip-It Cake and London Pie), duly executed by Crossville and London;

                  (r) a copy of the Co-Packing/Supply Agreement (Spartanburg Doughnut), duly executed by Spartanburg; and

                  (s) other documents or other evidence of the performance of all covenants and satisfaction of all conditions required of the Parent and each Selling Subsidiary by this Agreement, at or prior to the Closing, as the Purchaser or its counsel may reasonably require.

         5.3 DELIVERIES BY THE PURCHASER. At the Closing, the Purchaser shall deliver to the Parent the following items:

                  (a)      the Initial Purchase Price payable as set forth in
         SECTION 4.1;

                  (b) a copy of the Noncompetition Agreement, duly executed by the Purchaser;

                  (c) a copy of the Liabilities Undertaking, duly executed by the Purchaser;

                  (d) a copy of the Brands Trademark Assignment Agreement, duly executed by the Purchaser;

                  (e) a copy of the Seller Trademark Assignment Agreement, duly executed by the Purchaser;

                  (f) a copy of the Foil Sublease, duly executed by Purchaser; provided, however, that Purchaser shall not be required to sign or deliver the Foil Sublease if it should determine that there exist unacceptable environmental problems with respect to the Foil facilities and in such event delivery of same shall not constitute a condition precedent to Purchaser's obligation to close.

                  (g) a certificate of a duly authorized officer of the Purchaser certifying to the conditions set forth in SECTION 10.2(A);

                  (h) certificate of incumbency of the officer of the Purchaser who is executing this Agreement and the Ancillary Agreements;

                  (i) a copy of resolutions of the board of directors of the Purchaser approving the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, certified by an officer of the Purchaser; and

                  (j) a copy of the Suwanee Lease Agreement, duly executed by Purchaser;

                  (k) a copy of the Co-Packing/Supply Agreement (Crossville Flip-It Cake and London Pie), duly executed by Purchaser;

                  (l) a copy of the Co-Packing/Supply Agreement (Spartanburg Doughnut), duly executed by Purchaser; and

                  (m) other evidence of the performance of all the covenants and satisfaction of all of the conditions required of Purchaser by this Agreement at or before the Closing as the Parent or its counsel may reasonably require;

         5.4 POST-CLOSING DELIVERY. As soon as is reasonably practicable following the Closing, Parent shall deliver to Purchaser a copy in written or electronic form of all formulas, recipes, know how and product and process specifications for the products of the Business currently manufactured by or for the Selling Subsidiaries, including, without limitation, all applicable ingredients, mixing instructions, temperatures for baking and shelf life ("PRODUCT FORMULAS"). Such delivery may be made by Parent by leaving the written form of each Product Formula where it is currently maintained at the Spartanburg plant, the Stilwell plant or the Headquarters and by leaving the electronic form on the computer software and hardware being acquired by Purchaser.

                ARTICLE 6: REPRESENTATIONS AND WARRANTIES OF THE
                              PARENT AND THE SELLER

         The Parent and the Seller jointly and severally represent and warrant to, and for the benefit of, the Purchaser, as of the date of this Agreement and solely with respect to the Business, as follows:

         6.1 ORGANIZATION AND STANDING. Each of the Parent and each Selling Subsidiary is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of its state of organization as set forth on SCHEDULE 6.1. Each Selling Subsidiary is duly qualified or licensed to do business as a foreign limited liability company or foreign corporation and is in good standing as a foreign limited liability company or foreign corporation in each jurisdiction where the properties used in the Business are owned, leased or operated, or where the Business is conducted, and which requires such licensing, good standing or qualification, except where such failure to so license, qualify or be in such good standing, is not reasonably likely to have a Material Adverse Effect. Each of the Parent and each Selling Subsidiary has full power and authority to carry on the Business as it is now being conducted. The Parent has made available (or caused to be made available) to the Purchaser a complete and correct copy of the Parent's and each Selling Subsidiary's Organizational Documents. The Parent does not have, directly or through any subsidiary, any operations for the manufacture, distribution, marketing and sale of frozen desserts other than the Business.

         6.2      AUTHORITY; CONFLICTS; COMPLIANCE WITH LAWS.

                  (a) Each of the Parent and each Selling Subsidiary has the power and authority and has taken all action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by each of the Parent and the Seller and constitutes (assuming the valid authorization, execution and delivery of this Agreement by the Purchaser) the legal, valid and binding obligation of each of the Parent and the Seller enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application relating to or affecting creditors' rights and to general equity principles (the "BANKRUPTCY EXCEPTION").

                  (b) For purposes of this representation, assuming SECTION 8.4(B) were not a part of this Agreement and assuming compliance with the HSR Act and except as set forth on SCHEDULE 6.2, neither the execution, delivery and performance of this Agreement by the Parent or the Seller or the consummation of any of the transactions contemplated hereunder, nor compliance with or fulfillment of the terms, conditions and provisions hereof, will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, require any notice or consent under or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets under (i) the Organizational Documents of the Parent or any Selling Subsidiary; (ii) any material agreement, note, instrument, mortgage, lease, franchise, financial obligation or contract to which the Parent or any Selling Subsidiary is a party or by which the Parent or any Selling Subsidiary is bound; (iii) any Order to which the Parent or any Selling Subsidiary is a party or by which the Parent, any Selling Subsidiary or any of the Purchased Assets is bound;
         (iv) any Law affecting the Parent or any Selling Subsidiary; or (v) any Governmental Permit.

         6.3 REGULATORY FILINGS; NO VIOLATIONS. For purposes of this representation, assuming SECTION 8.4(B) were not a part of this Agreement, other than the filings and/or notices necessary to comply with the HSR Act, and except as set forth on SCHEDULE 6.3, no material notices, declarations, registrations, reports or other filings are required to be made by the Parent or any Selling Subsidiary with, nor are any consents, registrations, approvals, permits, expiration of any applicable waiting periods or authorizations required to be obtained by the Parent or any Selling Subsidiary from, any Governmental Body, in connection with the execution or delivery of this Agreement by the Parent or the Seller, the performance by the Parent and the Seller of their obligations hereunder or the consummation by the Parent and the Seller of the transactions contemplated hereby.

         6.4 INVENTORIES. The Inventory consists only of items of a quantity and quality readily salable or readily usable by the Purchaser in the Ordinary Course of Business and of sufficient quantity to allow the Purchaser to continue the Business without interruption.

         6.5 NO ACTIONS AGAINST SELLER. There is no Action pending, or, to the Knowledge of the Parent, threatened against the Parent or any Selling Subsidiary that questions or challenges the validity of this Agreement or any action taken or proposed to be taken by the Parent or any Selling Subsidiary pursuant hereto or in connection with the transactions contemplated hereby.

         6.6      TAXES. Except as set forth on SCHEDULE 6.6:

                  (a) (i) each of the Parent and each Selling Subsidiary has filed or caused to be filed all Tax Returns related to the Business required to have been filed by it (taking into account all extensions of due dates), except such Tax Returns which the failure to file is not reasonably likely to have a Material Adverse Effect, and all such Tax Returns are correct and complete in all material respects; (ii) all material Taxes owed by any of the Parent and each Selling Subsidiary related to the Business (whether or not shown on any of the Tax Returns referred to in clause (i)) have been timely paid; (iii) neither the Parent nor any Selling Subsidiary has waived any statute of limitations in respect of Taxes related to the Business or agreed to any extension of time with respect to a Tax assessment or deficiency related to the Business; (iv) none of the Parent or the Selling Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return related to the Business; and (v) no security interests have been imposed on or asserted against any of the Purchased Assets as a result of or in connection with any failure or alleged failure to pay any Tax.

                  (b) All Taxes related to the Business which the Parent or any Selling Subsidiary is required by Law to withhold or collect have been duly withheld or collected, in all material respects, and have been timely paid over, in all material respects, to the proper authorities to the extent due and payable;

                  (c) No claim has ever been made with respect to the Business by an authority in a jurisdiction where any of the Parent or the Selling Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                  (d) There is no material dispute or claim concerning any Tax liability of any of the Parent and the Selling Subsidiaries related to the Business either (i) claimed or raised by any authority in writing or (ii) as to which the Parent or any of the Selling Subsidiaries has Knowledge.

         6.7      PROPERTY.

                  (a) Other than the Real Property, no real property is leased (whether as landlord or tenant, and whether or not occupied, including any leases assigned or leased premises sublet for which any Selling Subsidiary remains liable), used or occupied by the Business.
         SCHEDULE 6.7(A) lists all of the Real Property.

                  (b) SCHEDULE 6.7(B) lists all capital leases to which the Parent or any Selling Subsidiary is a party related to the Business (the "Capital Leases"), each of which, except as set forth on SCHEDULE 6.7(B), will be paid off at the Closing and with respect to each of which the Purchaser will receive good and marketable title to the underlying property at the Closing and shall constitute Purchased Assets.

                  (c) SCHEDULE 6.7(C) sets forth all leases of equipment, other than the Capital Leases, used in the Business and that, when taken alone or aggregated with similar leases, obligate the lessee to expend more than $25,000 in any 12-month period (the "Listed Equipment Leases"). The Parent has delivered to the Purchaser true and complete copies of the Listed Equipment Leases. No Personal Property is subject to a lease on which a Selling Subsidiary is lessor.

                  (d) Except as set forth on SCHEDULE 6.7(D) and except for the property that is the subject of the Foil Sublease, a Selling Subsidiary has good and marketable fee simple title to each parcel of Real Property, free and clear of all Encumbrances other than Permitted Encumbrances, and no person has the right to use or occupy any Real Property or any portion thereof.

                  (e) Each parcel of Real Property has access to public roads and to electricity, sanitary and storm sewer, potable water, natural gas and other utilities used in the operation of the Business at that location. The zoning for each parcel of Real Property permits the presently existing improvements and the continuation of the Business presently being conducted thereon as a conforming use. Neither the Parent nor any Selling Subsidiary is in violation of any applicable zoning ordinance or other Law relating to the Real Property, and neither the Parent nor any Selling Subsidiary has received any written notice of any such violation, or the existence of any condemnation proceeding with respect to any of the Real Property. The buildings and other improvements are located within the boundary lines of each parcel of Real Property and do not encroach over applicable setback lines.

                  (f) To the Knowledge of the Parent, there are no improvements made or contemplated to be made by any Governmental Body, the costs of which are to be assessed as special Taxes or charges against any of the Real Property and there are no present assessments.

                  (g) A Selling Subsidiary has good and marketable title to or a valid leasehold interest in the buildings, machinery, equipment and other tangible assets and properties used in the Business, located on Business premises or shown in the balance sheets set forth on
         SCHEDULE 6.23(A), free and clear of all Encumbrances, except Permitted Encumbrances, the Bank Lien and the Capital Leases and except for properties and assets disposed of in the Ordinary Course of Business since December 29, 2001.

                  (h) Except as set forth on SCHEDULE 6.7(H), all of the buildings, machinery, equipment and other tangible assets and properties of the Business, taken as a whole, are in good condition and repair, ordinary wear and tear excepted, and are usable in the Ordinary Course of Business, and such assets, taken as a whole, are suitable for the purposes for which they presently are used and presently are proposed to be used, are free from defects (patent and latent), and have been maintained in accordance with normal industry practice. The Selling Subsidiaries own, or lease under valid leases, all buildings, machinery, equipment and other tangible assets and properties necessary for the conduct of the Business as presently conducted and as presently proposed to be conducted, all of which (except for the Retained Assets) will be transferred to the Purchaser at the Closing, subject to the receipt of any necessary approvals and consents.

                  (i) The fixed asset listing attached as SCHEDULE 6.7(I) includes all buildings, machinery, equipment and other tangible assets and properties of the Business as of December 28, 2002, including equipment held pursuant to Capital Leases, except that the Crossville Flip-It Cake Equipment is attached to machinery used by Crossville in activities not included in the Business.

         6.8 GOVERNMENTAL PERMITS. The Parent and each Selling Subsidiary owns, holds or possesses all material licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body that are necessary to entitle it to own or lease, operate and use the Purchased Assets and to carry on and conduct the Business substantially as conducted immediately prior to the date of this Agreement (collectively, the "GOVERNMENTAL PERMITS"). The Governmental Permits are set forth on SCHEDULE 6.8.

         6.9      INTELLECTUAL PROPERTY.

                  (a) SCHEDULE 6.9 contains a complete listing and accurate description of all of the following Business Intellectual Property: (i) trademarks, service marks, trade names, logos, and any other names or marks used to identify products or services (collectively, "Trademarks") and registrations of and applications for the registration of the same; (ii) patent applications (including any continuations, continuations in part and renewals of any of the foregoing); (iii) Internet domain names ("Domain Names"); (iv) registered copyrights and applications for registration of copyrights;
         (v) computer software licensed by the Parent or a Selling Subsidiary from a third Person or owned by the Parent or a Selling Subsidiary (except for commercially available over-the-counter "shrink wrap" software and open source software that is used in the conduct of the Business); and (vi) each product of the Business currently manufactured by or for the Selling Subsidiaries. The Parent or a Selling Subsidiary currently owns the pending provisional patent application identified in
         SCHEDULE 6.9, which was filed on the date indicated in SCHEDULE 6.9, and will have the right for a period of twelve (12) months after the filing date thereof to grant a third party the right to convert such application into a nonprovisional United States patent application and the right to file one or more foreign patent application(s). The Business Intellectual Property comprises all Intellectual Property necessary to the conduct of the Business. Purchaser has all right, title and interest in or a valid license to, and the right to use, all of the Business Intellectual Property, free and clear from any Encumbrance or any other restrictions except those imposed by Law or by any Contract by which the Parent or any Selling Subsidiary is granted a license or authorization to use (which Contracts are identified on SCHEDULE 6.9 except for commercially available over-the-counter "shrink wrap" software and open source software that is used in the conduct of the Business). Except as set forth on SCHEDULE 6.2, the Parent or the applicable Selling

         Subsidiary has the right to transfer, or to cause the transfer of, the Business Intellectual Property contemplated by this Agreement. SCHEDULE
         6.9 specifically identifies (A) all Business Intellectual Property which has been licensed to third Persons, and (B) all Contracts (except for commercially available over-the-counter "shrink wrap" software and open source software that is used in the conduct of the Business) that provide for licenses of Business Intellectual Property owned or licensed by a third Person that are licensed to the Parent or a Selling Subsidiary, or any combination of the foregoing, and that are used or held for use by Parent or one or more of the Selling Subsidiaries, or any combination of the foregoing, in the Business, and, to the extent there is no written document covering such licensed Business Intellectual Property, the identity of the licensor and the Business Intellectual Property licensed by that licensor. Except for the computer software identified on SCHEDULE 6.9 pursuant to SECTION 6.9(A)(V) and open source software used in the conduct of the Business, each copy of the computer software which is Business Intellectual Property and is licensed by the Parent or a Selling Subsidiary from a third Person is granted pursuant to a valid shrink wrap license agreement.

                  (b) With respect to registered Trademarks, SCHEDULE 6.9 lists the registration, application number, registration filing date, countries in which registered or filed, and expiration dates for registrations. The registrations specified on SCHEDULE 6.9 are owned by and issued in the name of Brands or Flowers Bakeries Brands, Inc..

                  (c) The documentation relating to the Product Formulas is current, accurate and sufficient in detail and content so as to enable them to be used without reliance on the knowledge or memory of any individual. Except as otherwise set forth in SCHEDULE 6.9, the Parent or a Selling Subsidiary has taken all reasonable precautions to maintain the secrecy, confidentiality and value of all Business Intellectual Property consisting of trade secrets in accordance with procedures customarily used in the industry of the Parent and the Selling Subsidiaries to protect rights of like importance. Parent has no Knowledge that any purported trade secret or other proprietary information is part of the public knowledge or literature, or that any purported trade secret or other proprietary information has been improperly divulged or improperly appropriated either for the benefit of any Person other than the Parent or a Selling Subsidiary or to the detriment of the Parent or any Selling Subsidiary.

                  (d) Parent or the applicable Selling Subsidiary has used reasonable efforts to mark all usages of registered Trademarks with the correct marking required or desirable to maximize available damages awards.

                  (e) The Parent or the applicable Selling Subsidiary has taken all action necessary and required to protect the Business Intellectual Property except as set forth in SCHEDULE 6.9 with respect to the lack of current use of certain Trademarks in certain jurisdictions.

                  (f) All licenses to the Parent or a Selling Subsidiary, or any combination of the foregoing, of Business Intellectual Property and, except as set forth in SCHEDULE 6.9 with respect to the lack of current use of certain Trademarks in certain jurisdictions, all registered Business Intellectual Property rights are valid and enforceable and Parent has no Knowledge, and neither Parent nor any Selling Subsidiary has received notice from any Person asserting, that any of the same are invalid or not enforceable. Except as specifically set forth in SCHEDULE 6.9 with respect to the lack of current use of certain Trademarks in certain jurisdictions, all unregistered Trademarks listed on SCHEDULE 6.9 are valid and enforceable and Parent has no Knowledge, and neither Parent nor any Selling Subsidiary has received notice from any Person asserting, that any of the same are invalid or not enforceable. Parent has no Knowledge, and neither Parent nor any Selling Subsidiary has received notice from any Person asserting, that any of the Business Intellectual Property consisting of registerable unregistered copyrights is invalid or not enforceable. To the Knowledge of Parent, the Business Intellectual Property has not been infringed, misappropriated or violated by other Persons. Except as may be indicated in SCHEDULE 6.9, no claims or allegations have been asserted or threatened in writing or, to the Knowledge of Parent, threatened orally by any Person, that remain unresolved against the Parent or any Selling Subsidiary to the effect that use by the Parent or any Selling Subsidiary of any of the Business Intellectual Property with respect to the Business infringes upon, violates or constitutes a misappropriation of the intellectual property rights of any third Person. The use of the Business Intellectual Property by the Parent or the Selling Subsidiaries does not infringe, constitute a misappropriation of, or otherwise violate any intellectual property right of any third Person, except as disclosed on SCHEDULE 6.9. Without limiting the generality of the foregoing, except as set forth in
         SCHEDULE 6.9 with respect to the lack of current use of certain Trademarks in certain jurisdictions, all registered Business Intellectual Property rights are in full force and effect and all actions required to keep such rights pending or in effect or to provide full available protection, including payment of filing, examination, annuity, and maintenance fees and filing of renewals, statements of use or working, affidavits of incontestability and other similar actions, have been taken. Except as disclosed on SCHEDULE 6.9, neither the Parent nor any Selling Subsidiary has received any written notice that any registered Business Intellectual Property right is the subject of any interference, opposition, cancellation, nullity, re-examination or other proceeding placing in question the validity or scope of such rights.

         6.10 LITIGATION. Except as set forth on SCHEDULE 6.10, (i) there is no Action or Order by which the Parent or any Selling Subsidiary or any of the Purchased Assets is subject or bound, pertaining to the Business, pending, or to the Knowledge of the Parent, threatened against the Parent or any Selling Subsidiary or any of the Purchased Assets.

         6.11     CONTRACTS.

                  (a) SCHEDULE 6.11(A) contains (or cross references to another schedule) a true and complete list of each Contract to which the Parent or any Selling Subsidiary is party or by which it or any of its properties or assets are bound, which is related to the Business and which: (i) is an employment contract; (ii) is an indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money in excess of $100,000 by the Parent or any Selling Subsidiary or the guaranty of any obligation for the borrowing of money in excess of $100,000 by the Parent or any Selling Subsidiary; (iii) imposes any material Encumbrance; (iv) involves the receipt or payment by the Parent or any Selling Subsidiary after the date hereof of more than $100,000 per year (except those terminable by the Parent or a Selling Subsidiary on notice of 90 days or less without penalty or those for the purchase of commodities entered into in the Ordinary Course of Business); (v) provides for a rebate, discount, bonus or commission with respect to the sale of any product payable or required after Closing (except those arising in the Ordinary Course of Business and involving an amount less than $100,000); (vi) creates an agency or consulting agreement or arrangement or is a sales agency, brokerage (other than food brokerage), distribution or franchise Contract; (vii) imposes a confidentiality obligation on the Parent or any Selling Subsidiary with respect to the Business; (viii) provides for any capital project with expenditures in excess of $250,000; (ix) obligates any Selling Subsidiary to pay a promotional incentive in excess of $100,000 per year; (x) sells or otherwise disposes of any capital assets having a fair market value in excess of $100,000; (xi) contains nonsolicitation provisions that would prohibit the solicitation of the employees or contractors of any other entity; (xii) was not entered into in the Ordinary Course of Business and involving an amount in excess of $100,000 per year (xiii) prohibits or limits the ability of the Parent or any Selling Subsidiary to (A) engage in any line of business, (B) compete with any Person or (C) carry on or expand the nature or geographical scope of the Business anywhere in the world; (xiv) provides for the acquisition or disposition after the date of this Agreement of any portion of the Business (except for sales of inventory or other disposition of property or assets in the Ordinary Course of Business); (xv) relates to product warranties, guaranties, and/or other similar undertakings with respect to contractual performance regarding the Business extended by the Parent or any Selling Subsidiary; (xvi) involves the grant by the Parent or any Selling Subsidiary to any Person of any right of first refusal to purchase any rights, assets or property of the Business; (xvii) involves any labor union or other employee representative of a group of employees relating to wages, hours and any other conditions of employment; or (xviii) is a contract to which Parent or any Affiliate of Parent other than Stilwell and Spartanburg is not a party and hedges the purchase of any ingredients used in the Business. Contracts set forth on SCHEDULES 6.7(A), 6.7(C), 6.7(D), 6.9, and 6.11 are collectively referred to herein as the "MATERIAL CONTRACTS").

                  (b) Except as set forth in SCHEDULE 6.11(B), (i) each Material Contract is a valid and binding obligation of the Parent and each respective Selling Subsidiary, as the case may be, and, to the Knowledge of the Parent, of each of the other parties thereto, and is enforceable against each party in accordance with its terms, except for the Bankruptcy Exception, (ii) neither the Parent nor any Selling Subsidiary is in violation or breach of, or in default under, any Material Contract and, to the Knowledge of the Parent, no other party to any Material Contract is in violation or breach thereof, or in default thereunder, and (iii) to the Knowledge of the Parent, other than the transactions contemplated by this Agreement and except for or by reason of violations, breaches or defaults referred to in clause
         (ii) above, no event has occurred that, with the passage of time or the giving of notice, or both, would permit the unilateral modification, acceleration or termination of any Material Contract.

         6.12     EMPLOYEE BENEFITS; ERISA.

                  (a) SCHEDULE 6.12(A) contains a list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and arrangements in which any current employee of any of the Selling Subsidiaries (the "Employees") participates or to which any such Employees are a party (the "Compensation and Benefit Plans"). Copies of the Compensation and Benefit Plans have been supplied or made available to the Purchaser.

                  (b) None of the Purchased Assets are subject to any lien under SECTION 412(N) of the Code or Section 4068 of ERISA. Neither Parent or any Selling Subsidiary has any actual unsatisfied liabilities, or is reasonably expected to incur any liabilities that could become a liability of the Purchaser with respect to any Compensation and Benefit Plan, and, with respect to each such plan, full payment has been made of all amounts that the Parent or any Selling Subsidiary is required, under the terms of each such plan, to have paid as contributions to that plan.

         6.13 COMPLIANCE WITH LAWS. Except: (i) as set forth in SCHEDULE 6.13; (ii) with respect to any Environmental Law (as to which the only representations and warranties contained in this Agreement are specifically set forth in SECTION 6.18); and (iii) for such matters that are not reasonably likely to prevent, materially burden or materially delay the consummation by Parent or the Seller of the transactions contemplated by this Agreement:

                  (a) the Parent and each Selling Subsidiary has been since December 29, 2001 and is in substantial compliance with each material Law that is applicable to it or to the conduct or operation of the Business or the ownership or use of any of the assets utilized in the Business;

                  (b) to the Knowledge of the Parent, no investigation or review by any Governmental Body with respect to the Business or any of the facilities, operations, agreements or products utilized in the Business is pending or threatened, nor has any Governmental Body indicated an intention to conduct any such investigation or review;

                  (c) during the twelve (12) months preceding the date hereof, neither the Parent nor any Selling Subsidiary has received any notice or communication alleging any noncompliance by the Parent or any Selling Subsidiary with any Law or Governmental Permit or requirement of approval related to the Business that has not been cured or otherwise resolved, and neither the Parent nor any Selling Subsidiary is subject to any unpaid fine or any continuing sanction for any such noncompliance; and

                  (d) neither the Parent nor any Selling Subsidiary is in violation of or in default under, and, to the Knowledge of the Parent, no event has occurred which, with the lapse of time or the giving of notice, or both, would result in the violation of or default under, the terms of any Order or Governmental Permit applicable to the Business.

         6.14 INSURANCE. Set forth on SCHEDULE 6.14 is a complete list of all insurance policies which the Parent or any Selling Subsidiary currently maintains with respect to the Business. Except as set forth on SCHEDULE 6.14, such policies are in full force and effect and no event has occurred which would give any insurance carrier a right to terminate any such policy. Except as set forth in SCHEDULE 6.14, since January 1, 2002, there has not been any material change in the Parent's or any Selling Subsidiary's relationship with its insurers regarding such policies or in the premiums payable pursuant to such policies.

         6.15 NO FINDERS OR BROKERS. Except as set forth on SCHEDULE 6.15, neither the Parent nor any Selling Subsidiary nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

         6.16 ABSENCE OF CHANGES. Except as set forth on SCHEDULE 6.16, since December 29, 2001, the Parent and each Selling Subsidiary has conducted the Business only in, and has not engaged in any transaction other than according to, the Ordinary Course of Business, and, except as set forth on
SCHEDULE 6.16, there has not been any:

                  (a) amendment or other change in the Parent's or any Selling Subsidiary's Organizational Documents;

                  (b) (i) increase by the Parent or any Selling Subsidiary in the amount of any bonus, salary or other compensation payable to any officer or employee engaged in the Business, other than increases in compensation in the Ordinary Course of Business; (ii) entry into any employment, termination, severance or similar Contract with any officer or employee engaged in the Business or the payment of any severance or termination pay to any such Person, other than as required by existing contractual obligations; (iii) adoption or amendment in any material respect of, or material increase or acceleration in the payments to or benefits under, any Compensation and Benefit Plan;

                  (c) (i) sale or lease (except for sales or dispositions of inventory in the Ordinary Course of Business), alteration, or other disposition of, or write down (except under accounting practices and principles applied for amortization and depreciation thereof for the period beginning December 30, 2001) in excess of $100,000 of the book value of any asset of the Business, except to the extent replaced by a comparable asset; (ii) mortgage, pledge or imposition of any Encumbrance (other than a Permitted Encumbrance) upon any asset of the Business; or (iii) sale, lease or other disposition of, or termination, lapse or other expiration of the rights to the use of, any of the Intellectual Property;

                  (d) (i) acquisition related to the Business (including by merger, consolidation or acquisition of stock or assets) by the Parent or any Selling Subsidiary of any Person or any division thereof or material portion of the assets thereof; (ii) liquidation, dissolution or winding up of the Parent or any Selling Subsidiary; or
         (iii) organization of any new subsidiary related to the Business;

                  (e) termination of, or receipt of notice of termination of any Material Contract;

                  (f) (i) settlement or compromise of any material Action relating to the Business, other than such Actions in which the amount paid in settlement or compromise, including the cost to the Parent or any Selling Subsidiary of complying with any provision of such settlement or compromise, did not exceed $100,000, in excess of any amount covered by insurance; or (ii) cancellation, compromise, waiver or release of any right or claim (or series of related rights or claims) either involving more than $100,000 or outside the Ordinary Course of Business;

                  (g) material change in the valuation methods or principles used by the Parent or any Selling Subsidiary with regard to valuation of inventory or accounts payable with respect to the Business;

                  (h) with regard to the Business, effectuation of (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facilities of the Business, except, in either case, after fully complying with the notice and other requirements of the WARN Act;

                  (i) Material Adverse Effect or occurrence that is reasonably likely to have a Material Adverse Effect;

                  (j) guaranty by the Parent or any Selling Subsidiary of indebtedness for borrowed money;

                  (k) casualty loss or damage in excess of $100,000 (whether or not such loss or damage shall have been covered by insurance) with respect to the Business;

                  (l) any loan, advance or capital contributions to or investment in any Person; or

                  (m) agreement (whether written or oral and express or implied) by the Parent or any Selling Subsidiary to do any of the foregoing.

         6.17     LABOR MATTERS.

                  (a) Set forth on SCHEDULE 6.17(A) is a list of all employees of each of the Selling Subsidiaries, their current salaries and the respective Selling Subsidiary's salary increase guidelines.

                  (b)      Since January 1, 2002, except as set forth on
         SCHEDULE 6.17(B): (a) neither the Parent nor any Selling Subsidiary has been a party to, or bound by, any collective bargaining agreement or other labor Contract related to the Business nor is any collective bargaining agreement or other labor Contract currently being negotiated that is related to the Business, nor, to the Knowledge of the Parent, are there any activities or proceedings of any labor union or labor organization to organize any of the employees engaged in the Business;
         (b) there has not been, there is not presently pending or existing, and, to the Knowledge of the Parent, there is not threatened, any strike, slowdown, picketing, work stoppage, material labor difficulty, labor arbitration or other proceeding in respect of the grievance of any employee, or any application or complaint filed by an employee or union with the National Labor Relations Board or any comparable Governmental Body, or any organizational activity or other material labor dispute against or affecting the Business or its premises, and no application for certification of a collective bargaining agent is pending or, to the Knowledge of the Parent, is threatened against or affecting the Business; and (c) the Business has complied in all respects with all material Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closings.

                  (c) To the knowledge of the Parent, no executive employee of the Business and no group of employees of the Business has any plans to terminate his, her or their employment. To the knowledge of the Parent, no employee of the Business is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the Business. The Business has not made any loans (except advances against accrued salaries or for business travel, lodging or other expenses in the Ordinary Course of Business) to any employee of the Business. Solely for purposes of this SECTION 6.17, "KNOWLEDGE" shall mean the actual conscious awareness (without any requirement of investigation) of the individuals set forth in the definition of "KNOWLEDGE" in
         ARTICLE 1.

                  (d) To the Knowledge of the Parent, no employee of the Business is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the Business.

         6.18 ENVIRONMENTAL MATTERS. The only representations and warranties contained in this Agreement with respect to Environmental Laws are set forth in this SECTION 6.18. Except as set forth on SCHEDULE 6.18: (i) each Selling Subsidiary is in material compliance with all Environmental Laws applicable to the Business; (ii) in respect of the Real Property, each Selling Subsidiary has used, handled and disposed of Hazardous Substances in material compliance with Environmental Laws and without the occurrence of any material Liability or responsibility; (iii) no Hazardous Substances have been deposited, buried, incinerated, released or disposed of at any time on, at, under or to the Real Property, whether by the Selling Subsidiary or, to the Knowledge of Parent, any other person or entity, and, to the Knowledge of the Parent, no threat of a release of Hazardous Substances on, at, under or to any Real Property exists; (iv) each Selling Subsidiary has obtained and maintains, in full force and effect, all governmental Permits necessary to conduct its business and own and operate the Real Property in compliance with all applicable Environmental Laws, and has filed all reports and notifications required to be filed under all applicable Environmental Laws; (v) the Real Property and any improvements thereon contain no asbestos, urea formaldehyde, polychlorinated biphenyls (PCBs) or pesticides requiring any remediation, abatement or other corrective action under applicable Environmental Laws; (vi) no aboveground or underground storage tanks have been located on or under the Real Property and then subsequently removed or filled, and all such storage tanks that exists on or under the Real Property have been duly registered with all appropriate governmental entities and are otherwise in compliance with all applicable Environmental Laws; (vii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation Known to Parent, or proceeding pending or, to the Knowledge of Parent, threatened in writing indicating that a Selling Subsidiary may be in violation of or liable under any Environmental Law; (viii) none of the Selling Subsidiaries are subject to any order, decree, injunction or other arrangement applicable to the Business with any Governmental Body, except for Governmental Permits, nor do they have any material Liability for any indemnity or other agreement with any third party, relating to Liability under any Environmental Law applicable to the Business;(ix) no part of the Real Property is or has been listed on the United States Environmental Protection Agency National Priorities list of hazardous Waste Sites, or any other list, schedule, law, inventory or record of hazardous or solid waste sites maintained by any federal, state of local agency, and (x) the Parent has made available, or caused to be made available, to the Purchaser copies of all environmental reports, studies, assessments and sampling data within the Parent's or the Selling Subsidiaries' custody or control issued in the prior three (3) years relating to the Business or to the Real Property.

         6.19 CUSTOMERS. SCHEDULE 6.19 sets forth a list of the top 30 customers of the Business for the fiscal years ended December 29, 2001 and December 28, 2002 ("MATERIAL CUSTOMERS"). Except as set forth on SCHEDULE 6.19:

                  (a) all Material Customers continue to be customers of the Business, and none of such Material Customers has reduced materially its relationship to the Business from the levels achieved during the twelve-month period ended December 29, 2001, or to the Knowledge of the Parent, has threatened to do so; and

                  (b) none of the Selling Subsidiaries is currently involved in any claim, dispute or controversy with any of its Material Customers relating to the Business (provided, that to constitute a claim, dispute or controversy, each party must have Knowledge of the existence of a claim, dispute or controversy).

         6.20 SUPPLIERS. SCHEDULE 6.20 sets forth a list of the top 30 largest suppliers of the Business for the fiscal years ended December 29, 2001 and December 28, 2002 and sets forth opposite the name of each such supplier the dollar amount of purchases relating to the Business attributable to such supplier for each such period. Except as set forth on SCHEDULE 6.20:

                  (a) since December 29, 2001, no Material Supplier has terminated its relationship with a Selling Subsidiary with respect to the Business or reduced materially its sales to the Business or, to the Knowledge of the Parent, has threatened to do so; and

                  (b) none of the Selling Subsidiaries is involved in any claim, dispute or controversy with any of its Material Suppliers (provided, that to constitute a claim, dispute or controversy, each party must have Knowledge of the existence of a claim, dispute or controversy).

         6.21 SALES BROKERS. SCHEDULE 6.21 sets forth the top 30 sales brokers of the Business by dollar volume of sales for the fiscal years ended December 30, 2001 and December 28, 2002.

         6.22     INTERESTS OF RELATED PERSONS. Except as set forth on SCHEDULE
6.22:

                  (a) no director or officer of the Parent or any Selling Subsidiary (i) has any interest in any property, real or personal, tangible or intangible, of any Selling Subsidiary, (ii) to the Knowledge of the Parent, has any cause of action or other claim whatsoever against any Selling Subsidiary or their assets or properties, (iii) other than in the Ordinary Course of Business, owes any amount to, or is owed any amount by, any Selling Subsidiary or
         (iv) owns, directly or indirectly, any debt, equity or other interest or investment in any Person (other than the Parent) that has (x) had business dealings or a material financial interest in any transaction with any Selling Subsidiary related to the Business (other than business dealings or transactions conducted in the Ordinary Course of Business with any Selling Subsidiary at substantially prevailing market prices and on substantially prevailing market terms), or (y) engaged in competition with any Selling Subsidiary with respect to the Business in any market presently served by the Business (except for ownership of less than one percent (1%) of the outstanding capital stock of any such competing business that is publicly traded on any recognized exchange or in the over-the-counter market); and

                  (b) there are no agreements, indebtedness, arrangements, understandings, obligations or other rights in effect between any Selling Subsidiary, on the one hand, and any director or officer of the Parent or any Selling Subsidiary, on the other hand, other than employment relationships.

         6.23     FINANCIAL INFORMATION.

                  (a) Set forth on two sheets comprising SCHEDULE 6.23(A) are:

                           (i) unaudited consolidated balance sheets of the Seller and its subsidiaries as of December 28, 2002 and December 29, 2001 (Column A);

                           (ii) eliminations necessary to remove all assets and liabilities not being acquired or assumed pursuant to the terms of this Agreement (Column B);

                           (iii) such additional adjustments as, in the opinion of Parent's management, would reasonably be required to be made as of such dates to fairly present the financial position of the Business on a stand-alone basis, together with footnotes thereto (Column C); and

                           (iv) unaudited balance sheets of the Business as of December 28, 2002 and December 29, 2001 (Column D).

                  (b)      Set forth on two sheets comprising SCHEDULE 6.23(B)

         are:

                           (i) unaudited consolidated income statements of the Seller and its subsidiaries for the periods ended December 28, 2002 and December 29, 2001 (Column A);

                           (ii) eliminations necessary to remove all items of income and expense relating to businesses not being acquired pursuant to the terms of this Agreement (Column B);

                           (iii) such additional adjustments as, in the opinion of Parent's management, would reasonably be required to be made as of such dates to fairly present the results of operations of the Business on a stand-alone basis, together with footnotes thereto (Column C); and

                           (iv) unaudited income statements of the Business for the periods ended December 28, 2002 and December 29, 2001 (Column D).

                  (c) Except as set forth in the footnotes to Schedules 6.23(a) and 6.23(b), the Financial Statements have been prepared in accordance with GAAP, as to the balance sheets reflected in Column A and Column D of Schedule 6.23(a), fairly present the financial position of the Seller and its subsidiaries and of the Business, respectively, as of the dates indicated, and, as to the income statements reflected in Column A and Column D of Schedule 6.23(b), fairly present the results of operations of the Seller and its subsidiaries and of the Business, respectively, for the specified periods then ended, except that the == Financial Statements do not include notes, and, in the case of such statements presented for the fiscal year ended December 28, 2002, such statements are subject to normal year-end adjustments, none of which, if made, would be material.

                  (d) Set forth on SCHEDULE 6.23(D) is a list of Prepaid Expenses and Deposits as of December 28, 2002.

         6.24 AVAILABILITY OF DOCUMENTS. The Seller has delivered to the Purchaser correct and complete copies of the Material Contracts (and in the case of any Material Contracts not in written form, a written description THEREOF).

         6.25 CERTAIN INFORMATION. SCHEDULE 6.25 lists (i) unit and sales of the Business by SKU for each of the three fiscal years ended December 30, 2000, December 29, 2001 and December 28, 2002, and (ii) case information of the Business by SKU, showing average net sales price per case and average COGS per case for each of the periods set forth in clause (i) immediately above.

         6.26 PRODUCT STANDARDS. All products prepared and manufactured by or for the Business were, at the time of production, and when applicable, at time of shipment or delivery (and all products on open order as of the Closing Date manufactured for the business under co-pack agreements which are not covered by a standard form food product guaranty from the manufacturer thereof); (i) manufactured in accordance with good manufacturing practices, including, but not limited to, sanitary operating procedures, allergenic control programs and safe transportation practices; (ii) not adulterated or misbranded within the meaning of: (x) the Federal Food, Drug and Cosmetic Act ("FDCA"), as amended, including, but not limited to, compliance with the FDCA food and color additive amendments and the amendments incorporated by the Nutritional Labeling and Education Act of 1990, or (y) any applicable state or local law in which the definitions of adulteration and misbranding are substantially the same as those contained in such Acts at the time of such shipment or delivery; (iii) not articles which could not, under the provisions of Section 404 or 505 of the FDCA, be introduced into interstate commerce; and (iv) not in violation of the requirements imposed by the California Safe Drinking Water and Toxic Enforcement Act of 1986 ("California Proposition 65"), and any other state or local laws imposing requirements on the Business which are substantially the same as California Proposition 65. Since January 1, 2002, no product distributed or sold by the Business posed a health threat or would have warranted legal action by any Governmental Authority so that a product recall should have occurred or did, in fact occur, except as disclosed on SCHEDULE 6.26.

            ARTICLE 7: REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to, and for the benefit of, the Purchaser and the Seller as follows:

         7.1 ORGANIZATION OF THE PURCHASER. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Purchaser has the corporate power and corporate authority to own or lease and operate its assets and to carry on its business as it is now being conducted.

         7.2      AUTHORITY; CONFLICTS; COMPLIANCE WITH LAWS.

                  (a) The Purchaser has the power and authority and has taken all action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes (assuming the valid authorization, execution and delivery of this Agreement by each of the Parent and the Seller) the legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms, subject to the Bankruptcy Exception.

                  (b) Assuming compliance with the HSR Act, neither the execution and delivery of this Agreement by the Purchaser or the consummation of any of the transactions contemplated hereunder, nor compliance with or fulfillment of the terms, conditions and provisions hereof, will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (i) the Organizational Documents of the Purchaser, (ii) any note, instrument, mortgage, lease, franchise or financial obligation to which the Purchaser is a party or by which the Purchaser is bound, (iii) any Order to which the Purchaser is a party or by which the Purchaser is bound or (iv) any Law affecting the Purchaser.

                  (c) Other than the filings and/or notices necessary to comply with the HSR Act, no notices, declarations, registrations, reports or other filings are required to be made by the Purchaser with, nor are any consents, registrations, approvals, permits, expiration of any applicable waiting periods or authorizations required to be obtained by the

         Purchaser from, any Person or any Governmental Body, in connection with the execution or delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder or the consummation by the Purchaser of the transactions contemplated hereby.

         7.3 NO PROCEEDING. As of the date hereof, there is no Action pending or, to the Knowledge of the Purchaser, threatened, that questions the legality or propriety of the transactions contemplated by this Agreement.

         7.4 NO FINDERS OR BROKERS. Except as set forth on SCHEDULE 7.4, neither the Purchaser nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

         7.5 FINANCIAL ABILITY. As of the date hereof and on the Closing Date, the Purchaser has, and will have, sufficient funds available to pay the Purchase Price and to satisfy all of its obligations under this Agreement and each of the Ancillary Agreements and the transactions contemplated hereby and thereby. The Purchaser's obligations under this Agreement and each Ancillary Agreement are not subject to any condition regarding the Purchaser's ability to obtain financing for the consummation of the transactions contemplated hereby or thereby.

                ARTICLE 8: PRE-CLOSING COVENANTS OF THE PARTIES

                  The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date set forth hereinbelow.

         8.1 ACCESS TO INFORMATION. Subject to applicable Law and the Confidentiality Agreement, the officers, employees and authorized representatives of the Purchaser (including, without limitation, independent public accountants, financial advisors and attorneys) shall have reasonable access, during normal business hours and upon reasonable advance notice, to the offices, properties, employees and business and financial records of the Parent and each Selling Subsidiary which relate to the Business (including for the purpose of making Phase I or Phase II environmental assessments), and the Parent shall furnish (or caused to be furnished) to the Purchaser or its authorized representatives such additional information concerning the Business as shall be reasonably requested by the Purchaser; provided, however, that neither the Parent nor any Selling Subsidiary shall be required to violate any obligation of confidentiality to which it is subject in discharging its obligations pursuant to this SECTION 8.1. The Purchaser agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Parent or any Selling Subsidiary. Purchaser shall have the right to have a representative reasonably acceptable to Parent on the premises of Foil, Spartanburg, Stilwell and the Suwanee Real Property during normal business hours. Such representative shall be on the premises for observation purposes only, and will not participate in or interfere with the operations conducted on the premises and will not give any instructions or directions to any employee. Such representative shall be subject to the terms and conditions of the Confidentiality Agreement.

         8.2 PUBLICITY. No party to this Agreement, nor any of their respective Affiliates, agents or representatives, shall communicate with any other Person with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto. The initial press release announcing the transactions contemplated herein shall be mutually agreed upon among the parties and released jointly, except as may be required by Law. Thereafter, except for customary press releases and formal communications by the Parent and each Selling Subsidiary to employees, shareholders, customers or suppliers (other than with respect to the transition of employment) and except for the process of making offers of employment and accepting employment applications pursuant to SECTION 8.9 hereof, the parties hereto shall consult with each other prior to issuing any press releases or otherwise making any public or other announcements with respect to the transactions contemplated hereby and prior to making any filings with any Governmental Body or with any national securities exchange with respect thereto, except as may be required by Law.

         8.3 CERTAIN NOTIFICATIONS. Each party shall promptly notify the other of any Action that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Each party hereto shall promptly notify the other of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against the Parent, any Selling Subsidiary or the Purchaser, as the case may be, that would have been required to be listed in SCHEDULE 6.10 or constitute an exception to SECTION 7.3, as the case may be, if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof. The Parent will promptly notify the Purchaser of any material adverse change in the Business or the commencement or threat of any material Action.

         8.4      REQUIRED APPROVALS.

                  (a) Other than with respect to the HSR Act, each party hereto hereby agrees to cooperate with the other, and use its commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents. The Parent hereby agrees to use its commercially reasonable efforts to obtain as promptly as practicable all necessary permits, consents, approvals and authorizations of all Persons and Governmental Bodies, including, without limitation, the consents, approvals and authorizations set forth on SCHEDULES 6.2, 6.3 and 10.1(D) that are required for the consummation of the transactions contemplated herein and to permit all of the Contracts to be assigned to the Purchaser and otherwise assure that the Purchaser will be able to operate the Business and enjoy the benefits of all Contracts as they presently exist. Except with respect to filings or written materials submitted pursuant to SECTION 8.5, each party shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to the Confidentiality Agreement and any applicable Laws relating to the exchange of information, all the information relating to the other party that appears in any filing made with, or written materials submitted to, all third parties and Governmental Bodies in connection with the transactions contemplated in this Agreement. In exercising the foregoing right, the Purchaser, the Parent and the Seller shall act reasonably and as promptly as practicable. The Purchaser, the Parent and the Seller agree that they will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received from all third parties, including any Governmental Bodies, with respect to the transactions contemplated hereby. For purposes hereof "commercially reasonable efforts" means the efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such results is achieved as promptly as practicable, but "commercially reasonable efforts" do not require that a party make any payment or undertake any continuing obligation (except for obligations already existing under contracts or agreements being assumed) in order to obtain any applicable consent, approval or authorization, except as provided in next sentence or in Section 8.5(a). Notwithstanding the preceding sentence, for purposes of obtaining consents, approvals and authorizations (other than from Governmental Bodies or from Sysco), Parent and Seller shall make payments necessary to obtain such other consents, approvals or authorizations up to aggregate costs of $3,000,000 in addition to the pay off amounts of any capital and operating leases, but they shall not be required to make payments in excess of such amount.

                  (b) Notwithstanding anything to the contrary contained in this Agreement or any Ancillary Agreement, this Agreement shall not constitute an agreement to assign any of the Contracts if the attempted assignment thereof, without the consent of the third party thereto, would constitute a breach thereof or in any way negatively affect the rights of the Parent, any of the Selling Subsidiaries or the Purchaser, as the assignee of such Contract, as the case may be, thereunder; provided, that this SECTION 8.4(B) shall in no way limit SECTIONS 9.1, ARTICLE 10 or SECTION 12.2.

         8.5      HSR ACT.

                  (a) The Purchaser and the Parent each agree to use commercially reasonable efforts to prepare and file the Notification and Report Form required pursuant to the HSR Act with the FTC and the Antitrust Division by no later than the fifth (5th) business day following the date hereof. Each such party hereby covenants to request early termination of the waiting period required by the HSR Act, to furnish to the other party hereto such necessary or appropriate information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings and submissions pursuant to the HSR Act and to comply with any requests for additional information issued by the FTC, the Antitrust Division, as the case may be, as promptly as practicable, including, without limitation, responses to "second requests." The Purchaser shall pay the HSR Act filing fee.

                  (b) Notwithstanding SECTION 8.5(A), nothing in this Agreement shall require the Purchaser to refrain from purchasing or to divest a material amount of the Purchased Assets or to divest any of the Purchaser's other current business operations pursuant to a condition imposed by the Antitrust Division or the FTC as a prerequisite to refraining from challenging the transactions contemplated hereunder. In the event that the Purchaser purchases less than all of the Purchased Assets in accordance with such a requirement, or is required by the Antitrust Division or the FTC to divest a portion of the Purchased Assets, there will be an equitable adjustment to the Purchase Price. Furthermore, nothing in this Agreement shall require Purchaser meet any other condition imposed by the Antitrust Division or the FTC in order to obtain approval such as entering into licensing agreements or co-branding with third parties.

         8.6      OPERATIONS PRIOR TO THE CLOSING DATE.

                  (a)      The Parent shall cause each Selling Subsidiary to
         (i) use reasonable efforts to operate and carry on the Business in the Ordinary Course of Business and (ii) use its reasonable efforts, consistent with good business practice, to preserve intact the Business and the goodwill of the suppliers, contractors, employees, customers and others having business relations with it with respect to the Business.

                  (b) Notwithstanding SECTION 8.6(A), except as expressly contemplated by this Agreement or except with the express written approval of the Purchaser (which the Purchaser agrees shall not be unreasonably withheld or delayed), neither the Parent nor any Selling Subsidiary shall, except as allowed on SCHEDULE 8.6:

                           (i) other than is required pursuant to a Law, or otherwise if outside of the control of the Parent or any Selling Subsidiary, take or allow to occur any action listed in subparagraph (a) through (m) of SECTION 6.16 or that would cause any representation or warranty to be untrue at the Closing;

                           (ii)     enter into any contract, agreement,
                  undertaking or commitment which would have been a Material Contract if in effect on the date hereof or amend or modify any Material Contract other than Contracts with existing vendors (other than for capital items) or customers in the Ordinary Course of Business or new vendors or customers so long as the amount for any one vendor or customer does not exceed $100,000 in the aggregate; or

                           (iii) establish, introduce, or manufacture any product that would constitute a new or promotional SKU.

                  (c) The Parent will (A) confer on a regular and frequent basis with representatives of the Purchaser to report operational matters and the general status of ongoing operations as reasonably requested by the Purchaser and (B) not take any action that would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at the Closing.

                  (d) In addition to the requirements of Section 8.6(a), Parent and the Selling Subsidiaries shall not use extraordinary selling efforts in the Business that would have the effect of accelerating sales of the Business prior to the time reasonably expected, through offering of discounts, shipment of goods prior to anticipated shipping dates or otherwise. Notwithstanding the foregoing and SECTION 8.6(A), Parent and the Selling Subsidiaries may manage their production of Inventory to allow Qualified Inventory not to exceed the Maximum Qualified Inventory, the SKU Quantity Limit and the SKU Life Limitation as of the Closing Date.

                  (e) Parent and the Selling Subsidiaries shall use their commercially reasonable efforts to secure the execution by Keebler Company of that certain Supply Agreement with Foil dated as of November 19, 2002.

         8.7      CERTAIN TAX MATTERS.

                  (a) Any sales, use, transfer, vehicle transfer, stamp, conveyance, value added or other similar Taxes that may be imposed by any Governmental Body, and all recording or filing fees, notarial fees and other similar costs of Closing with respect to the purchase and sale of the Purchased Assets, or otherwise on account of this Agreement or the transactions contemplated hereby, shall be shared by the Parent and the Purchaser as follows: (i) the Parent shall pay all such Taxes, fees and costs up to an aggregate amount of $62,500; and
         (ii) the balance of such Taxes, fees and costs shall be shared equally by the Parent and the Purchaser.

                  (b) The Parent and the Purchaser will (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such Tax Return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period.

         8.8      EMPLOYEES.

                  (a) Except as set forth on SCHEDULE 8.8(A), the Purchaser agrees, subject to its normal employment practices, to offer employment to, as of the Closing Date: (i) all full time regular employees at the Freezer or that are employed by Stilwell, Spartanburg or Foil and either actively at work or on vacation on the Closing Date and (ii) any full time regular employee of Stilwell or Spartanburg who is on leave of absence, ill or otherwise not actively at work on the Closing Date once the Purchaser has been notified that such employee is willing and able to work for the Purchaser (collectively, the "Manufacturing Employees"), at substantially the same salary and wages as their current employment with Stilwell or Spartanburg, as the case may be. The Purchaser shall offer to the Manufacturing Employees health and welfare benefits that are substantially equivalent to those benefits offered to other employees of the Purchaser in similar positions.

                  (b) The Parent and the Seller agree that following the execution of this Agreement and continuing after the Closing Date, the Purchaser shall be allowed to discuss with the Manufacturing Employees and the Administrative Employees the terms of employment to be offered by the Purchaser. The Parent and the Seller covenant not to interfere (and shall cause each Selling Subsidiary not to interfere) with any such efforts by the Purchaser and to use their commercially reasonable efforts to assist the Purchaser in employing the Manufacturing Employees. The Parent shall promptly after the Closing

         Date pay the cash equivalent of all accrued wages and salaries, accrued paid time off, sick leave, vacations or similar benefits of each employee hired by the Purchaser.

                  (c) The Purchaser, in its sole discretion, may offer employment to those employees of the Seller set forth on SCHEDULE 8.8(C) (the "Administrative Employees") except for those
         Administrative Employees specifically designated as Retained Employees on such Schedule.

                  (d) The Purchaser shall take any and all actions necessary to comply with the WARN Act arising out of the termination, layoff or discharge of (i) any of the Manufacturing Employees or (ii) any of the Administrative Employees hired by the Purchaser under
         SECTION 8.8(C). The Purchaser hereby acknowledges and agrees that it shall be solely responsible and liable for any obligations, liabilities or Actions which may be asserted against or imposed against the Purchaser and/or the Parent or any of the Selling Subsidiaries as a result of the WARN Act with respect to (i) the Manufacturing Employees and (ii) the Administrative Employees hired by the Purchaser under SECTION 8.8(C).

                  (e) Nothing in this Agreement shall be construed as conferring any right, as third party beneficiary or otherwise, on any Person not a party to this Agreement as to matters described in this
         SECTION 8.8.

                  (f) Prior to the date hereof, the Parent and the Purchaser have agreed upon a form of announcement to employees of the Business concerning this Agreement and the transactions contemplated hereby and a communication plan concerning the method and timing of the delivery of such announcement. The parties will deliver such announcement to employees of the Business in accordance with such communication plan. With respect to all other announcements to employees, neither the Seller nor Affiliates shall distribute communications to the Business's employees concerning this Agreement or the transactions contemplated hereby without doing so in a form of writing that has been approved in writing in advance by the Purchaser, which approval shall not be unreasonably withheld or delayed. The Purchaser shall have the right to be present for any in-person announcement to employees of the Business.

                  (g) Except for the employees set forth on SCHEDULE 8.8(G), the Parent agrees, for itself and its Affiliates, not to employ for a period of one year after the Closing Date, any employee of the Business to whom the Purchaser has made an offer of employment.

         8.9 TITLE INSURANCE AND SURVEYS. In preparation for the Closing, the Parent will use its commercially reasonable efforts to: (i) cause the Title Company to deliver to the Purchaser, as soon as practicable and in any event prior to February 14, 2003, commitments to issue Title Policies for each parcel of Real Property (other than property subject to the Foil Sublease as to which the applicable date shall be February 28, 2003), in amounts equal to the value of such parcels of Real Property, as mutually agreed upon by the Parent and the Purchaser, insuring marketable fee title in the Purchaser as of the Closing Date, subject to the Permitted Encumbrances, and (ii) deliver to the Purchaser as soon as practicable and in any event prior to February 14, 2003 (other than property subject to the Foil Sublease as to which the applicable date shall be February 28, 2003), a current survey with respect to each parcel of Real Property as to which a Title Policy is to be procured pursuant to this
SECTION 8.9, certified to the Parent, the Seller and the Purchaser, and prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys disclosing such matters customarily shown on such surveys (collectively, the "SURVEYS"). The Survey of the Suwanee Real Property shall depict a metes and bounds legal description for the Suwanee Bread Plant, separate from the Freezer and the Headquarters, to be used in the Suwanee Lease Agreement. The Parent reserves the right to cause the Title Company to issue a title commitment for a title policy insuring the real property interest in the Suwanee Bread Plant reserved by Seller at Closing pursuant to the Suwanee Lease Agreement. The Parent shall pay the cost of the Title Policies and the Surveys. The Purchaser shall reimburse the Parent for one-half the cost of the Title Policies and the Surveys at the Closing. The Purchaser shall be solely responsible for obtaining at its sole cost and expense, in the event the Purchaser elects to do so, any extended coverage with respect to the Title Policies or any endorsements to the Title Policies.

         8.10 TRADEMARK AND OTHER MATTERS. As soon as practicable and until Closing, Seller will file and diligently prosecute an application for the trademark "Flip It" with the United States Patent and Trademark Office and will, at Closing, assign to Purchaser all rights to prosecute same and Seller shall have no further obligation with respect thereto.

               ARTICLE 9: POST-CLOSING COVENANTS OF THE PARTIES

                  The respective parties hereto covenant and agree to take the following actions following the Closing Date set forth herein below.

         9.1 POST-CLOSING CONSENTS. If any material consents or approvals are not obtained prior to Closing, the Parent and the Selling Subsidiaries will use their commercially reasonable efforts to obtain such consents and approvals in a timely manner following the Closing. In the event such consents and approvals cannot be obtained with respect to any Contract, the Parent and the Selling Subsidiaries will cooperate with the Purchaser to procure a reasonable arrangement designed to both (a) provide the Purchaser the benefits under any such Contract and (b) cause the Purchaser to bear all costs and obligations of or under any such Contract arising or incurred from and after the Closing; provided that this SECTION 9.1 shall in no way limit ARTICLE 10 or SECTION 12.2.

         9.2      REMOVAL OF EQUIPMENT.

                  (a) Spartanburg Doughnut Equipment. Within two weeks following the complete removal of the London Pie Line, the Seller, at its sole cost and expense, shall hire professional riggers to begin the removal of the doughnut line and related equipment set forth on
         SCHEDULE 2.2 (collectively, the "SPARTANBURG DOUGHNUT EQUIPMENT") from the Spartanburg plant. The Purchaser hereby agrees to provide reasonable access to the Spartanburg plant for a period of 30 calendar days in order to permit the Seller to remove the Spartanburg Doughnut Equipment. The Parent and the Seller shall jointly and severally indemnify, defend and hold harmless the Purchaser and its officers, directors, employees, agents and Affiliates from and against any and all losses, liabilities, claims, damages, penalties, fines, judgments, awards, settlements, Taxes, costs, fees, expenses

         (including but not limited to reasonable attorneys' fees) and disbursements actually sustained by any of such Persons resulting from the actions or inactions of such professional rigger or the failure to pay in full such professional rigger.

                  (b) London Pie Line. Within the earlier to occur of (i) December 31, 2003 or (ii) 270 days following the Closing Date, the Purchaser, at its sole cost and expense, shall hire professional riggers to remove the pie line and related equipment set forth on
         SCHEDULE 9.2(B) (collectively, the "LONDON PIE LINE") from Flowers Snack of London, LLC's London, Kentucky plant. During such 90-day period, the Seller hereby agrees to provide reasonable access to the London, Kentucky plant for a period of not more than 14 business days in order to permit the Purchaser to remove the London Pie Line. The Purchaser shall indemnify, defend and hold harmless the Parent and Seller and their officers, directors, managers, employees, agents and Affiliates from and against any and all losses, liabilities, claims, damages, penalties, fines, judgments, awards, settlements, Taxes, costs, fees, expenses (including but not limited to reasonable attorneys' fees) and disbursements actually sustained by any of such Persons resulting from the actions or inactions of such professional rigger or the failure to pay in full such professional rigger.

                  (c) Crossville Flip-It Cake Equipment. Within the earlier to occur of (i) December 31, 2003 or (ii) 270 days following the Closing Date, the Purchaser, at its sole cost and expense, shall hire professional riggers to remove the equipment that is unique to the production of the Flip-It Cake Product as set forth on SCHEDULE 9.2(C) (collectively, the "CROSSVILLE FLIP-IT CAKE EQUIPMENT") from Crossville's Crossville, Tennessee plant. During such 90-day period, the Seller hereby agrees to provide reasonable access to the Crossville, Tennessee plant for a period of not more than 14 business days in order to permit the Purchaser to remove the Crossville Flip-It Cake Equipment. The Purchaser shall indemnify, defend and hold harmless the Parent and Seller and their officers, directors, managers, employees, agents and Affiliates from and against any and all losses, liabilities, claims, damages, penalties, fines, judgments, awards, settlements, Taxes, costs, fees, expenses (including but not limited to reasonable attorneys' fees) and disbursements actually sustained by any of such Persons resulting from the actions or inactions of such professional rigger or the failure to pay in full such professional rigger.

         9.3 BOOKS AND RECORDS. The Purchaser agrees to retain all books, records, electronic data and other documents pertaining to the Business in existence on the Closing Date for a period of four (4) years (or until all Tax Returns and Tax audits are final or such longer period of the applicable statutes of limitation relating to claims relative to such matters or such longer period as is required by Law) after the Closing and to make the same available after the Closing Date for inspection and copying by the Parent or the Parent's agents, upon reasonable request and upon reasonable notice.

         9.4 FURTHER ASSURANCES. At any time and from time to time after the Closing Date, the parties hereto agree to (a) furnish upon request to each other such further assurances, information, documents, instruments of transfer or assignment, files and books and records as reasonably requested, (b) promptly execute, acknowledge and deliver any such further assurances, information, documents, instruments of transfer or assignment, files and books and records as may be reasonably requested, and (c) do all such further acts and things all as such other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Ancillary Agreements.

         9.5      POST-CLOSING PAYMENTS AND RETURNS.

                  (a) In the event that any customer of the Business becomes entitled to receive any volume discount after the Closing Date based upon purchases made both before and after the Closing Date, the amount of such discount shall be prorated between the Parent and the Purchaser based upon the ratio of the volume of such purchases made before and the volume made after the Closing Date, respectively. The Purchaser shall deliver to the Parent a written statement setting forth in reasonable detail any amounts due to the Purchaser pursuant to this SECTION 9.5(A) on a monthly basis. Any amounts due from the Parent pursuant to this SECTION 9.5(A) shall be paid by the Parent to the Purchaser within seven days after receipt by the Parent of such written statement.

                  (b) In the event that goods delivered to customers of the Business before the Closing Date are returned by any such customer after the Closing Date, the amount of such goods shall be charged against the appropriate Accounts Receivable on a dollar for dollar basis. As to any returned goods that with the finished goods Inventory on the Closing Date would have been within the Maximum Qualified Inventory if such goods had been returned on the Closing Date, the Purchaser shall purchase such returned goods from the Parent and pay the Parent for such goods at the lower of standard cost or market using the FIFO Method (without any provision for reserves) minus a 20% restocking fee on a monthly basis. As to any such goods that with the finished goods Inventory on the Closing Date would have been Excess Inventory if such goods had been returned on the Closing Date, the Purchaser shall purchase such returned goods at 20% of the lower of standard cost or market using the FIFO Method (without any provision for reserves) on a monthly basis. As to any such goods that are Non-qualified Inventory if such goods had been returned on the Closing Date, the Purchaser shall use its commercially reasonable efforts to dispose of such returned goods in the secondary market and shall remit the proceeds thereof to Parent, less reasonable costs of disposition, on a monthly basis.

         9.6      PERFORMANCE OF OBLIGATIONS.

                  (a) After the Closing Date, each of the Parent and the Selling Subsidiaries will honor customer discounts, coupons and similar retail customer promotions issued by the Business prior to the Closing Date.

                  (b) Parent and its Affiliates shall immediately cease using the name "Mrs. Smith's" and variations thereof except as contemplated hereby, to comply with Parent's disclosure obligations or otherwise to meet any requirement of Law.

                  (c) Purchaser hereby grants to each of the Parent and its Affiliates a non-exclusive, non-transferable, royalty-free right and license to use the Trademarks for the sole purpose of depleting the existing packaging inventory of the Retained Assets that use the Trademarks; provided, that such license shall automatically terminate on the date that is one year from the Closing.

                  (d) Each of the Parent and its Affiliates hereby grants to Purchaser a non-exclusive, non-transferable, royalty-free right and license to use the corporate name of Parent for the sole purpose of depleting the existing packaging inventory of the Business that use such name and for use on signage, letterhead, telephone listings, brochures and similar promotional materials, manuals and similar uses; provided, that such license shall automatically terminate on the date that is one year from the Closing.

         9.7 CERTAIN REAL ESTATE MATTERS. After the Closing Date, the Parent will promptly initiate and use its commercially reasonable efforts to accomplish the actions set forth on SCHEDULE 9.7.

                ARTICLE 10: CONDITIONS PRECEDENT TO OBLIGATIONS
                             OF PURCHASER TO CLOSE

         10.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASER TO CLOSE. The obligations of the Purchaser to consummate the transactions shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Representations, Warranties and Agreements. Each of the representations and warranties of the Parent and the Seller contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except that the representations and warranties set forth in
         SECTION 6.23 need only be true as of the dates specified therein, and each of the covenants and agreements of the Seller to be performed on or prior to the Closing Date shall have been duly performed; provided, however, that notwithstanding the failure of such representations and warranties to be true and correct, and such covenants and agreements to be performed, the condition provided in this SECTION 10.1(A) shall be deemed satisfied unless (i) the aggregate actual Losses that could reasonably be expected to result to the Purchaser for breach of such representation and warranties in excess of the Basket and for breach of such covenants and agreements would exceed five percent (5%) of the Purchase Price or (ii) the aggregate actual Losses that could reasonably be expected to result to the Purchaser for breach of such covenants and agreements would exceed two and five tenths percent (2.5%) of the Purchase Price, if the Closing were to be effected (the "DAMAGE PROVISO"). Whether or not the amount of the Damage Proviso has been exceeded, if the Closing occurs, any claim for post-Closing indemnification that may be asserted by the Purchaser relative to the failure of such representations or warranties to be true and correct and such covenants and agreements to be performed shall be determined in accordance with the provisions of ARTICLE 12 hereto regarding indemnification.

                  (b) Delivery of Documents. The Parent shall have delivered or caused to be delivered to the Purchaser all of the documents required by SECTION 5.2.

                  (c) All authorizations, consents and approvals (all of which shall be in full force and effect) of Governmental Bodies required by Law to be received in connection with the transactions contemplated by this Agreement or necessary, in the reasonable opinion of the Purchaser, for the continued operation of the Business in the manner in which it is currently being operated shall have been received.

                  (d) The Seller shall have obtained each consent, approval, permission or similar action set forth on SCHEDULE 10.1(D) so as to assure that the transactions contemplated hereby will not conflict with, result in any breach of any of the provisions of, constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate), require a consent or result in the creation of any Encumbrance upon the Business or any of the assets of the Business under any Material Contract.

                  (e) Sysco or its Affiliates shall have provided to Purchaser reasonable assurances with respect to continuation of Sysco's status as a customer of the Business.

                  (f) The Purchaser shall have received the Surveys and the commitments from the Title Company to the issue the Title Policies as described in SECTION 8.9.

                  (g) The actions pertaining to the real estate described on SCHEDULE 10.1(G) shall have occurred.

         10.2     CONDITIONS TO OBLIGATIONS OF THE PARENT AND THE SELLER TO
                  CLOSE.

                  (a) Representations, Warranties and Agreements. Each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except that such representations and warranties made as of a specific date need only be true as of such specified date, and each of the covenants and agreements of the Purchaser to be performed on or prior to the Closing Date shall have been duly performed in all material respects.

                  (b) Delivery of Documents. The Purchaser shall have delivered or caused to be delivered to the Parent and the Seller all of the documents required by SECTION 5.3.

         10.3 CONDITIONS TO OBLIGATIONS OF THE PARTIES TO CLOSE. The respective obligations of the Parent and the Seller, on the one hand, and the Purchaser, on the other hand, to consummate the transactions contemplated by this Agreement shall be subject to (i) the expiration or termination of the waiting period applicable to the transactions contemplated hereby under the HSR Act; and (ii) the fact that there shall not be any injunction issued by any Governmental Body that enjoins the consummation of the transactions contemplated by this Agreement.

                            ARTICLE 11: TERMINATION

         11.1 METHOD OF TERMINATION. This Agreement constitutes the binding and irrevocable agreement of the parties to consummate the transactions contemplated hereby and this Agreement may be terminated prior to the Closing only as follows:

                  (a) by mutual written consent of the Purchaser and the Parent;

                  (b) by the Parent by written notice to the Purchaser delivered after 180 days from the date hereof if the Closing shall not have been consummated on or prior to such date; or

                  (c) by the Purchaser by written notice to the Parent delivered after 180 days from the date hereof if the Closing shall not have been consummated on or prior to such date.

         11.2     EFFECT OF TERMINATION.

                  (a) The right of termination under SECTION 11.1(A) hereof is in addition to any other rights the Purchaser or the Parent may have under this Agreement or otherwise, and the exercise of a right of termination shall not be an election of remedies and shall not preclude an action for breach of this Agreement. In the event of a termination of this Agreement pursuant to SECTION 11.1 hereof, each party shall pay the expenses incurred by it in connection with the Agreement and, except as set forth in SECTION 13.7(B), no party shall have any liability or obligation to any other party to this Agreement under or in connection with this Agreement; provided, however, that nothing in this Agreement will relieve any party from liability for any breach of this Agreement prior to such termination; provided further, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply in all material respects with its obligations under this Agreement, the terminating party's rights to pursue all legal remedies will survive such termination unimpaired.

                  (b) Notwithstanding any termination of this Agreement, the obligations of the parties with respect to SECTION 8.2 (Publicity), SECTION 13.7 (Expenses), SECTION 13.11 (Governing Law) and as set forth in the Confidentiality Agreement shall survive.

                          ARTICLE 12: INDEMNIFICATION

         12.1 SURVIVAL. Subject to the limitations and other provisions of this Agreement, all of the representations, warranties, covenants and agreements of the parties hereto shall survive the Closing and shall remain in full force and effect except to the extent the Parent and the Seller on the one hand, or the Purchaser, on the other hand, waives any such representation, warranty, covenant or agreement in writing at or prior to Closing.

         12.2 GENERAL INDEMNIFICATION OBLIGATION. The Parent and the Seller shall jointly and severally indemnify, hold harmless and defend the Purchaser and its officers, directors, employees, agents and Affiliates from and against any and all losses, liabilities, claims, damages, penalties, fines, judgments, awards, settlements, Taxes, costs, fees, expenses (including but not limited to reasonable attorneys' fees) and disbursements (collectively "LOSSES") actually sustained by any of such Persons resulting from (a) any inaccuracies in or any breach of any representation, warranty, covenant or agreement of the Parent and the Seller contained in this Agreement (including any Schedule attached hereto) or any certificate, affidavit or instrument delivered pursuant hereto including but not limited to any certificate, affidavit or instrument delivered pursuant to SECTION 5.2; (b) the Retained Liabilities; (c) Environmental Laws to the extent relating to matters existing or actions taken prior to the Closing; (d) Taxes (excluding sales, use, transfer, vehicle transfer, stamp, conveyance, value added or other similar Taxes that may be imposed by any Governmental Body in connection with the transactions contemplated by this Agreement, which shall not constitute a Loss but shall be treated as set forth in SECTION 8.7(A)); (e) the failure of the Purchaser to receive good and marketable title to all of the Purchased Assets, including equipment underlying the Capital Leases; (f) the failure of the Parent and the Seller to obtain any material consent, approval, acknowledgement or waiver; (g) the use and sale by the Purchaser of the Inventory; (h) the failure of the Parent or the Selling Subsidiaries to comply with bulk sales laws, except to the extent constituting an Assumed Liability; (i) the continued use or possession of the Purchased Assets in the manner they are used on the Closing Date by virtue of U.S. Patent Nos. 5,308,633 or 5,244,347; (j) the failure, if any, to obtain good and sufficient title to U.S. Trademark No. 653,166; (k) any infringement resulting from the use of the name "flip it"; or
(l) the failure to obtain licenses for branded product ingredients. The Purchaser shall indemnify, hold harmless and defend the Parent and the Seller and its respective officers, directors, employees, agents and Affiliates from and against any and all Losses actually sustained by any of such Persons resulting from (a) any inaccuracies in or any breach of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement (including any Schedule attached hereto) or any certificate, affidavit or instrument delivered pursuant hereto; (b) any of the Assumed Liabilities; and
(c) any Liability resulting from the operation of the Business by the Purchaser after the Effective Time.

         12.3     NOTICE AND OPPORTUNITY TO DEFEND.

                  (a) Notice of Asserted Liability. As soon as is reasonably practicable after the Parent or the Seller, on the one hand, or the Purchaser, on the other hand, becomes aware of any claim that it has or they have under SECTION 12.2 hereof that may result in a Loss (a "LIABILITY CLAIM"), such party (the "INDEMNIFIED PARTY") shall give notice thereof (a "CLAIMS NOTICE") to the other party (the "INDEMNIFYING PARTY"). A Claims Notice shall describe the Liability Claim in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnified Party. No delay in or failure to give a Claims Notice by the Indemnified Party to the Indemnifying Party pursuant to this SECTION 12.3(A) shall adversely affect any of the other rights or remedies which the Indemnified Party has under this Agreement, or alter or relieve the Indemnifying Party of its obligation to indemnify the Indemnified Party to the extent that such delay or failure has not prejudiced the Indemnifying Party.

                  (b) Opportunity to Defend. The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within 30 days of receipt of a Claims Notice from the Indemnified Party of the commencement or assertion of any Liability Claim by a third party (a "THIRD PARTY CLAIM") in respect of which indemnity may be sought hereunder, to assume and conduct the defense of such Third Party Claim in accordance with the terms set forth in this Agreement with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume the defense of a Third Party Claim in accordance with this SECTION 12.3(B), the Indemnified Party may continue to defend the Third Party Claim. If the Indemnifying Party has assumed the defense of a Third Party Claim as provided in this SECTION 12.3(B), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. The Indemnifying Party or the Indemnified Party, as the case may be, has the right to participate in (but not control), at its own expense, the defense of any Third Party Claim that the other is defending as provided in this Agreement. The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim as provided in this Agreement, shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim which
         (i) does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a complete release from all liability in respect of such Third Party Claim, or
         (ii) grants any injunctive or equitable relief. The Indemnified Party shall not settle any Third Party Claim, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

         12.4     SURVIVABILITY; LIMITATIONS.

                  (a) The representations and warranties of the Parent and the Seller contained in this Agreement or in any Ancillary Agreement shall survive for a period of 18 months following the Closing Date (the "Expiration Date") following which date no Liability Claim may be brought thereon; provided, however, that (i) the Expiration Date for any Liability Claim relating to a breach or violation of the representations and warranties set forth in SECTION 6.6 (Taxes) shall be the expiration of the applicable statute of limitations; and (ii) any Liability Claim pending on any Expiration Date for which a Claims Notice has been given in accordance with SECTION 12.3(A) on or before such Expiration Date may continue to be asserted and indemnified against until finally resolved.

                  (b) Notwithstanding anything to the contrary contained in this ARTICLE 12, neither the Parent nor the Seller shall have any liability under SECTION 12.2 in respect of (i) inaccuracies in or any breach of any representation or warranty contained in ARTICLE 6 or
         (ii) any Third Party Claims relating to the operation of the Business prior to the Closing Date made after the Closing Date, until the aggregate amount of all Losses sustained by the Purchaser exceeds $1,250,000 (the "Basket"), in which case the Parent and the Seller shall be jointly and severally liable only for any Losses exceeding the Basket, subject to the Cap set forth in SECTION 12.3(C) hereof; provided, however, that, this SECTION 12.4(B) shall not apply to, and the Parent and the Seller shall be jointly and severally liable (i) for any and all Losses of the Purchaser under SECTION 12.2(C) and
         SECTION 12.2(D); (ii) in respect of any inaccuracies in or breach of the representations and warranties contained in SECTIONS 6.7(D) and 6.7(G).

                  (c) Notwithstanding anything to the contrary contained in this ARTICLE 12, the maximum amount of liability for which the Parent and the Seller shall be obligated to indemnify the Purchaser pursuant to SECTION 12.2 of this Agreement shall not exceed the sum of $70,000,000 in the aggregate (the "Cap") and no Liability Claim shall be made for any additional indemnification once the Cap has been reached; provided, however, that this SECTION 12.4(C) shall not apply to, and the Parent and the Seller shall be jointly and severally liable for, any and all Losses of the Purchaser under SECTION 12.2(C) and SECTION 12.2(D) and in respect of any inaccuracies in or breach of the representations and warranties contained in SECTIONS 6.7(D) and 6.7(G).

                  (d) Any party seeking indemnification for any damages for which it is entitled to seek indemnification under this ARTICLE 12 shall use its commercially reasonable efforts to mitigate its damages in connection with such indemnity claim.

                  (e) The Purchaser shall not be entitled to indemnification under SECTION 12.2 to the extent (i) any Loss is covered by insurance proceeds received by the Purchaser provided, however, that this clause (i) shall not apply if it conflicts with Purchaser's obligation to cooperate with its insurers and, provided further, that this clause (i) does not constitute any waiver of subrogation; (ii) the Purchaser receives indemnification payments from a third party for a Loss; or (iii) any Loss arises out of the termination of any employee of the Purchaser after the Closing Date, except where such termination is due to actions, omissions or facts existing prior to Closing. The amount of any recovery by the Purchaser pursuant to SECTION 12.2 shall be net of the present value (computed at the time that any such indemnification recovery is made using a discount rate of six percent (6%) per annum) of any income Tax benefits inuring to the Purchaser as the result of the state of facts which entitle the Purchaser to such recovery under SECTION 12.2 and of any income tax burdens to which the Purchaser will be subject as a result of such recovery (taking into account the timing differences in the realization of any such benefits), with such benefits calculated using the then-effective consolidated federal income tax rate of the Purchaser. The Purchaser hereby acknowledges and agrees that the payment of any indemnification amounts to the Purchaser pursuant to this ARTICLE 12 shall be deemed to be an equivalent reduction in the Purchase Price to be appropriately allocated among the Purchased Assets in accordance with SECTION 4.3.

         12.5 EXCLUSIVE REMEDY. Following the Closing, the sole and exclusive remedy, other than with respect to claims involving intentional misrepresentation or fraud and the covenants set forth in ARTICLE 9, for the Parent and the Seller or the Purchaser for any claim (whether such claim is framed in tort, contract or otherwise) arising out of any inaccuracy in or any breach of any covenant, representation or warranty shall be a claim by the Parent and the Seller or the Purchaser for indemnification pursuant to this
ARTICLE 12. Prior to or in connection with the Closing, and with regard to the covenants set forth in ARTICLE 9, the parties will have available to them all remedies available under Law, including specific performance or other equitable remedies.

         12.6 EXCLUSION OF CERTAIN DAMAGES. Notwithstanding any other provision herein to the contrary, no party shall have any liability under this Agreement, for exemplary or punitive damages as a result of a breach of this Agreement; provided an Indemnified Party shall have the right to recover exemplary or punitive damages imposed on it pursuant to a Third Party Claim.

                        ARTICLE 13: GENERAL PROVISIONS

         13.1 CONFIDENTIAL NATURE OF INFORMATION. Purchaser agrees that all documents, materials and other information which it shall have obtained regarding the Parent or any Selling Subsidiary during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and the Ancillary Agreements shall be held in confidence pursuant to the terms of the Confidentiality Agreement.

         13.2 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (if confirmed in writing by mail simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address or facsimile number specified below:

                  If to the Purchaser, to:

                  The Schwan Food Company
                  115 West College Drive
                  Marshall, MN 56258
                  Attention: Brian Sattler, Esq.
                  Facsimile No.: (507) 537-8405

                  with a copy to:

                  Dorsey & Whitney LLP
                  50 South Sixth Street
                  Suite 1500
                  Minneapolis, MN 55402-1498
                  Attention: William B. Payne, Esq.
                  Facsimile No.: (612) 340-8738

                  If to the Parent or the Seller, to:

                  Flowers Foods, Inc.
                  1919 Flowers Circle
                  US Highway 19 South
                  Thomasville, Georgia  31757
                  Attention: Stephen R. Avera, Esq.
                  Facsimile No.: (229) 225-5426
                  with a copy, to:

                  Jones Day
                  3500 SunTrust Plaza
                  303 Peachtree Street, N.E.
                  Atlanta, Georgia  30308-3242
                  Attention: Lizanne Thomas, Esq.
                  Facsimile No.: (404) 581-8330

         Any party hereto may change its address of facsimile number for the purposes of this SECTION 13.2 by giving notice as provided herein.

         13.3 SUCCESSORS AND ASSIGNS. The rights of either party under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other party, except that the Purchaser may assign its right to close under this Agreement and to enter into the agreements to be delivered upon Closing to one or several subsidiaries of the Purchaser, so long as it remains responsible for the performance of all of its obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person, other than the parties and successors and assigns permitted by this SECTION 13.3, any right, remedy or claim under or by reason of this Agreement.

         13.4 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Schedules referred to herein, the Ancillary Agreements and the Confidentiality Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

         13.5     INTERPRETATION.

                  (a) Articles, titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  (b) The Schedules referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The Schedules correspond to the applicable sections of this Agreement. A Schedule relates only to the representations and warranties in the related section of this Agreement to which it corresponds and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statement in this Agreement and statements in a Schedule, the statements in this Agreement shall control and the statements in a Schedule shall be disregarded.

                  (c) Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not material for purposes of this Agreement.

                  (d) Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such item or matter, or other items or matters, are or are not in the Ordinary Course of Business, and no party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any
         Schedule is or is not in the Ordinary Course of Business for purposes of this Agreement.

                  (e) The Seller may, from time to time prior to or at the Closing, by notice in accordance with the terms of this Agreement, supplement, amend or create any Schedule, in order to add information or correct previously supplied information. No such amendment shall be evidence, in and of itself, that the representations and warranties in the corresponding section were not true and correct in all material respects as of the date of this Agreement. It is specifically agreed that such Schedules may be amended to add immaterial, as well as material, items thereto. However, any such supplement, amendment or addition shall not be effective to cure or correct any breach of any representation, warranty or covenant which would have existed if Seller had not made such supplement, amendment or addition, and all references to any Schedule hereto which is supplemented or amended as provided in this SECTION 13.5 shall for all purposes be deemed to be a reference to such Schedule as originally delivered.

                  (f) The parties intend that each representation, warranty and agreement contained in this Agreement will have independent significance. If any party has breached any representation, warranty or agreement in any respect, the fact that there exists another representation, warranty or agreement relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or agreement. Any reference to any federal, state, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including, without limitation." The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement. A statement that an item is listed, disclosed or described means that such item is correctly listed, disclosed or described, and a statement that a copy of an item has been delivered means a true and correct copy of such item has been delivered. Any accounting term used in this Agreement and not defined shall have the meaning accorded to it under GAAP.

                  (g) Delivery of documents at the Closing shall not imply that the deliveries vary the terms of this Agreement.

         13.6 WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         13.7 EXPENSES. Except as otherwise specifically set forth in this Agreement, each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including, without limitation, the fees, expenses and disbursements of its counsel and independent public accountants.

         13.8 PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

         13.9 EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the Seller and the Purchaser.

         13.10 FURTHER ASSURANCES. On and after the Closing Date each party hereto shall take such other actions and execute such other documents and instruments of conveyance and transfer as may be reasonably requested by the other party hereto from time to time to effectuate or consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

         13.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Delaware.

         13.12 SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the subject matter of this Agreement, including the business, assets and properties of the Business, is unique, that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and that the remedies at law would not be adequate to compensate such other parties not in default or in breach. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity. The parties waive any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement.

         13.13 JURISDICTION. Subject to the procedures governing purchase price adjustment in ARTICLE 4, each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in Wilmington, Delaware, in any Action arising out of or relating to this Agreement and agrees that all claims in respect of the Action may be heard and determined in any such court. Each party also agrees not to bring any Action arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

         13.14 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER,
(II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION.

         13.15 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                       [SIGNATURES ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                      FLOWERS FOODS, INC.



                                      By: /s/ Jimmy M. Woodward
                                         --------------------------------------
                                         Name: Jimmy M. Woodward
                                         Title: Senior Vice President & CFO


                                      MRS. SMITH'S BAKERIES, LLC



                                      By: /s/ Stephen R. Avera
                                         --------------------------------------
                                         Name: Stephen R. Avera
                                         Title: Secretary and General Counsel


                                      THE SCHWAN FOOD COMPANY



                                      By: /s/ M. Lenny Pippin
                                         --------------------------------------
                                         Name:
                                         Title: